The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-261837

Subject to Completion

Preliminary Prospectus Supplement dated February 26, 2024

PROSPECTUS SUPPLEMENT

(to prospectus dated January 11, 2022)

NatWest Group plc

$                          % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20
$                          % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20

$                                      Senior Callable Floating Rate Notes due 20

The          % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20          (the “20         Notes”) will initially bear interest at a rate of             % per annum from (and including)       , 2024 (the “Issue Date”) to (but excluding)              , 20          (the “20         Notes Interest Reset Date”), and from (and including) the 20         Notes Interest Reset Date to (but excluding) maturity, at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 20         Notes Reset Determination Date (as defined herein), plus               %. Interest on the 20         Notes will be paid semi-annually in arrear on           and                of each year, beginning on        , 2024, to (and including) maturity. The 20         Notes will mature on              , 20 .

The          % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20          (the “20         Notes”) will initially bear interest at a rate of             % per annum from (and including) the Issue Date to (but excluding)              , 20          (the “20         Notes Interest Reset Date”), and from (and including) the 20         Notes Interest Reset Date to (but excluding) maturity, at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 20         Notes Reset Determination Date (as defined herein), plus               %. Interest on the 20         Notes will be paid semi-annually in arrear on           and                of each year, beginning on , 2024, to (and including) maturity. The 20         Notes will mature on              , 20 .

The Senior Callable Floating Rate Notes due 20          (the “Floating Rate Notes” and, together with the 20         Notes and 20         Notes, the “Senior Notes”) will bear interest at a floating annual rate equal to the Benchmark (initially, Compounded Daily SOFR) (each as defined herein) plus               % per annum, accruing from (and including) the Issue Date to (but excluding) maturity, paid quarterly in arrear on           ,            ,            and                of each year, beginning on              , 2024, to (and including) maturity. The Floating Rate Notes will mature on              , 20 .

The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

We may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, on the applicable Optional Redemption Date (as defined herein) for the Senior Notes of such series, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption. In addition, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain tax or regulatory events as described in this prospectus supplement and the accompanying prospectus. Any redemption or repurchase of the Senior Notes is subject to the provisions described under “Description of the Senior Notes—Conditions to Redemption and Repurchase”.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes, to the extent permitted by the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”), waives any and all claims against The Bank of New York Mellon acting through its London Branch as trustee (the “Trustee”) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

By its acquisition of Senior Notes, each holder (including each beneficial holder) shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

By its acquisition of Floating Rate Notes, each holder (including each beneficial holder) of the Floating Rate Notes acknowledges, accepts, consents and agrees to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment, and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder.

We intend to apply to list each series of Senior Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-15 and as incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds to us (before expenses)
Per 20 Note		%		%		%
Total for 20 Notes	$		$		$
Per 20 Note		%		%		%
Total for 20 Notes	$		$		$
Per Floating Rate Note		%		%		%
Total for Floating Rate Notes	$		$		$
Total	$		$		$

The initial prices to the public set forth above do not include accrued interest, if any. Interest on the Senior Notes will accrue from            , 2024 and must be paid by the purchaser if the Senior Notes are delivered thereafter.

The Senior Notes will be issued in registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. We expect that the Senior Notes will be ready for delivery through the book-entry facilities of DTC and its participants on or about            , 2024.

Joint Bookrunners and Joint Lead Managers

Goldman Sachs & Co. LLC	J.P. Morgan	NatWest Markets

UBS Investment Bank		Wells Fargo Securities

Prospectus Supplement dated         , 2024.

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___________________

_______________________

We have not, and the Underwriters have not, authorised anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the Underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our” and “Issuer” refer to NatWest Group plc;

•	“Group” refers to NatWest Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board;

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•	“Indenture” refers to the Amended and Restated Indenture dated as of December 13, 2017 (the “Base Indenture”), as amended and supplemented by the Seventh Supplemental Indenture dated as of August 19, 2020 and as amended and supplemented by a supplemental indenture to be dated as of , 2024 (the “Thirteenth Supplemental Indenture”) governing the Senior Notes;

•	“pound sterling”, “pounds”, “sterling”, “pence”, “£” and “p” refer to the currency of the United Kingdom;

•	“U.S. dollar”, “dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

INCORPORATION OF INFORMATION BY REFERENCE

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. The SEC’s website, at http://www.sec.gov, and our website, at http://www.natwestgroup.com, contain reports and other information in electronic form that we have filed. Except for SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the information on or that can be accessed through our website is part of this prospectus supplement or the accompanying prospectus. You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 (0)131 626 0000.

The SEC allows us to incorporate by reference much of the information we file with them. This means:

•	documents incorporated by reference are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this prospectus supplement.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. The accompanying prospectus lists documents that are incorporated by reference into this prospectus supplement. In addition to the documents listed in the accompanying prospectus, we incorporate by reference the following reports, except for any information contained on websites linked in such reports:

•	our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 23, 2024 (File No. 001-10306) (the “2023 Annual Report”);

•	our interim report on Form 6-K containing an announcement relating to the commencement of our share buyback program, filed with the SEC on February 20, 2024 (File No. 001-10306); and

•	our interim report on Form 6-K containing an announcement relating to the appointment of Paul Thwaite as NatWest Group Chief Executive Officer, filed with the SEC on February 16, 2024 (File No. 001-10306).

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We also incorporate by reference into this prospectus supplement and accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

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FORWARD-LOOKING STATEMENTS

From time to time, we may make statements, both written and oral, regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. These forward-looking statements are subject to risks and uncertainties. You should read the sections entitled “Risk Factors” in this prospectus supplement and in our 2023 Annual Report which is incorporated by reference herein, “Cautionary Statement on Forward-Looking Statements” in the accompanying prospectus and “Forward Looking Statements” in our 2023 Annual Report which is incorporated by reference herein.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the UK Financial Conduct Authority (the “FCA”), any applicable stock exchange or any applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any new information or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

IMPORTANT INFORMATION

PRIIPs Regulation / Prohibition of sales to EEA retail investors – The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any Senior Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Senior Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Underwriter and us that it and any person on whose behalf it acquires Senior Notes is not a “retail investor” as defined above.

European Economic Area – This prospectus supplement has been prepared on the basis that any offer of the Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Senior Notes. The expression Prospectus Regulation means Regulation (EU) 2017/1129 (as amended or superseded).

UK MIFIR Product Governance Rules - Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Senior Notes has led to the conclusion that: (i) the target market for the Senior Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Senior Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Senior Notes (a “distributor”) should take into consideration each manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Senior Notes (by either adopting or refining each manufacturer’s target market assessment) and determining appropriate distribution channels.

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UK PRIIPs Regulation / Prohibition of sales to United Kingdom retail investors - The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any Senior Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Senior Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Underwriter and us that it and any person on whose behalf it acquires Senior Notes is not a “retail investor” as defined above.

United Kingdom – This prospectus supplement has been prepared on the basis that any offer of the Senior Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Senior Notes. The expression UK Prospectus Regulation means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

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SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as a whole. Words and expressions defined in “Description of the Senior Notes” below shall have the same meanings in this summary.

General

Issuer	NatWest Group plc.
Senior Notes

$ aggregate principal amount of % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20 (the “20         Notes”).

$ aggregate principal amount of % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20 (the “20         Notes”).

$ aggregate principal amount of Senior Callable Floating Rate Notes due 20 (the “Floating Rate Notes”).

In this prospectus supplement, we refer to the 20 Notes and the 20         Notes collectively as the “Fixed Reset Rate Notes” and to the Fixed Reset Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”.

In this prospectus supplement, we refer to each of the 20         Notes, the 20         Notes and the Floating Rate Notes as a “series” of Senior Notes.

Issue Date	, 2024 (the “Issue Date”).

TERMS SPECIFIC TO THE FIXED RESET RATE NOTES

Maturity

We will repay the 20         Notes at 100% of their principal amount together with any accrued and unpaid interest on                  , 20 .

We will repay the 20         Notes at 100% of their principal amount together with any accrued and unpaid interest on                  , 20 .

Interest Rate

20         Notes

From (and including) the Issue Date to (but excluding)                   , 20 (the “20         Notes Interest Reset Date”), interest on the 20         Notes will be payable at a rate of      % per annum.

From (and including) the 20         Notes Interest Reset Date to (but excluding) maturity (the “20         Notes Reset Period”), interest on the 20         Notes will be payable at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 20         Notes Reset Determination Date (as defined herein), plus %.

20         Notes

From (and including) the Issue Date to (but excluding)                   , 20 (the “20         Notes Interest Reset Date”), interest on the 20         Notes will be payable at a rate of      % per annum.

From (and including) the 20         Notes Interest Reset Date to (but excluding) maturity (the “20         Notes Reset Period”), interest on the 20         Notes will be payable at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 20         Notes Reset Determination Date (as defined herein), plus %.

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Interest Payment Dates	Interest on the Fixed Reset Rate Notes will be payable semi-annually in arrear on and of each year, beginning on , 2024 (each a “Fixed Reset Rate Note Interest Payment Date”).
Interest Reset Date	With respect to the 20 Notes, , 20 . With respect to the 20 Notes, , 20 .

Reset Determination Date

With respect to the 20         Notes, the second business day immediately preceding the 20         Notes Interest Reset Date (the “20         Notes Reset Determination Date”).

With respect to the 20         Notes, the second business day immediately preceding the 20         Notes Interest Reset Date (the “20         Notes Reset Determination Date”).

“business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

U.S. Treasury Rate

“U.S. Treasury Rate” means, with respect to the 20         Notes Interest Reset Date and the 20         Notes Interest Reset Date, respectively, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 20         Notes Interest Reset Date or the 20         Notes Interest Reset Date, as applicable.

The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined below).

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If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the 20         Notes Reset Period and the 20         Notes Reset Period, respectively, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of the 20         Notes Reset Period or the 20         Notes Reset Period, as applicable, and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the 20         Notes Interest Reset Date and the 20         Notes Interest Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 20         Notes Interest Reset Date (calculated on the 20         Notes Reset Determination Date preceding the 20 Notes Interest Reset Date) or the 20         Notes Interest Reset Date (calculated on the 20         Notes Reset Determination Date preceding the 20         Notes Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the 20         Notes Interest Reset Date and the 20         Notes Interest Reset Date, respectively, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable.

Regular Record Dates	The regular record dates for each series of Fixed Reset Rate Note will be the 15th calendar day immediately preceding each Fixed Reset Rate Note Interest Payment Date, whether or not a business day.

TERMS SPECIFIC TO THE FLOATING RATE NOTES

Maturity	We will repay the Floating Rate Notes at 100% of their principal amount together with any accrued and unpaid interest on , 20 .

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Interest Rate	From (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the Benchmark (initially, Compounded Daily SOFR) plus % per annum (the “Floating Rate Notes Margin”), accruing from (and including) the Issue Date to (but excluding) maturity. The interest rate applicable to the Floating Rate Notes will be reset quarterly on each Floating Rate Notes Interest Reset Date (as defined below).

Interest Payment Dates	Interest on the Floating Rate Notes will be payable quarterly in arrear on , , and of each year, beginning on , 2024, to (and including) maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed Reset Rate Notes Interest Payment Date, each an “Interest Payment Date”).

Interest Reset Dates	In relation to the Floating Rate Notes, , , and of each year, beginning on , 2024 (each, a “Floating Rate Notes Interest Reset Date”).

Floating Rate Interest Periods	The period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period will begin on the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date (each, a “Floating Rate Interest Period”).

Interest Determination Date	The date that is two USGS Business Days (as defined below) before each applicable Floating Rate Notes Interest Reset Date (the “Floating Rate Notes Interest Determination Date”).

Regular Record Dates	The regular record dates for the Floating Rate Notes will be the 15th calendar day immediately preceding each Floating Rate Notes Interest Payment Date, whether or not a business day.

Calculation of the Benchmark

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Floating Rate Notes Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

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“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Floating Rate Notes Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date.

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website;

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine on or prior to the relevant Floating Rate Notes Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Floating Rate Notes Margin.

“designee” means an affiliate or any other agent of, and selected by, NatWest Group plc.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

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Benchmark Transition Provisions	If we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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Benchmark Replacement Conforming Changes	In connection with the implementation of a Benchmark Replacement, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) will have the right to make changes to (1) any Floating Rate Notes Interest Determination Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Floating Rate Notes, in each case that we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner we consider to be substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Floating Rate Notes for all future Floating Rate Interest Periods.

Benchmark Transition Event

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

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Benchmark Replacement Date

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement	We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the Floating Rate Notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the Trustee, the principal paying agent and the Calculation Agent or our designee for, agree not to initiate a suit against the Trustee, the principal paying agent and the Calculation Agent or our designee in respect of, and agree that none of the Trustee, the principal paying agent or the Calculation Agent or our designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the Trustee, the principal paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

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TERMS APPLICABLE TO THE SENIOR NOTES

Decisions and Determinations

All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee (as applicable) for the purposes of calculating the applicable interest on the Senior Notes will be conclusive and binding on the noteholders, us and the Trustee, absent manifest error. If made by us, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the Senior Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

With respect to the Floating Rate Notes, any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Noteholder’s Waiver of Right to Set-Off	By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Ranking	The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

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Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall only result if:

•      a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•      an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes of a series occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series may declare the principal amount of, and any accrued but unpaid interest on such series of Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Defaults

A “Default” with respect to the Senior Notes of a series shall result if:

•      any installment of interest in respect of the Senior Notes of such series is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•      all or any part of the principal amount of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing with respect to a series of Senior Notes, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes of any series to be due and payable.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to any Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

For further details, see “Description of the Senior Notes—Events of Default and Defaults; Limitation of Remedies” and “Risk Factors—The Senior Notes contain very limited Defaults and Events of Default provisions, and the remedies available thereunder are limited”.

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Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a UK resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

Repayment of Principal and Payment of Interest After Exercise of UK Bail-in Power	No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

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Loss Absorption Disqualification Event Redemption	Subject to the provisions described under “Description of the Senior Notes—Notice of Redemption” and “Description of the Senior Notes—Conditions to Redemption and Repurchase”, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the 20 Notes, at any time, (ii) in respect of the 20 Notes, at any time, and (iii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event (as defined in this prospectus supplement) has occurred and is continuing. See “Description of the Senior Notes Loss—Absorption Disqualification Event Redemption” and “Risk Factors—We may redeem the Senior Notes of any series at our option in certain situations, including as a result of certain tax law changes or the occurrence of a Loss Absorption Disqualification Event or on the applicable Optional Redemption Date.”

Optional Redemption	Subject to the provisions described under “Description of the Senior Notes—Notice of Redemption” and “Description of the Senior Notes—Conditions to Redemption and Repurchase”, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) on , 20 in respect of the 20 Notes (the “20 Notes Optional Redemption Date”), (ii) on , 20 in respect of the 20 Notes (the “20 Notes Optional Redemption Date”) and (iii) on , 20 in respect of the Floating Rate Notes (the “Floating Rate Notes Optional Redemption Date” and, together with the 20 Notes Optional Redemption Date and the 20 Notes Optional Redemption Date, each an “Optional Redemption Date”), in each case, at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption. See “Risk Factors—We may redeem the Senior Notes of any series at our option in certain situations, including as a result of certain tax law changes or the occurrence of a Loss Absorption Disqualification Event or on the applicable Optional Redemption Date.”

Tax Redemption	Subject to the provisions described under “Description of the Senior Notes—Notice of Redemption” and “Description of the Senior Notes—Conditions to Redemption and Repurchase”, in the event of certain tax law changes that require us to pay Additional Amounts (as defined herein) and other limited circumstances as described under “Description of the Senior Notes—Tax Redemption” in this prospectus supplement and “Description of Debt Securities—Redemption” in the accompanying prospectus, we may redeem the Senior Notes of a series, in whole but not in part, (i) in respect of the 20 Notes, at any time, (ii) in respect of the 20 Notes, at any time, and (iii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption. See “Risk Factors—We may redeem the Senior Notes of any series at our option in certain situations, including as a result of certain tax law changes or the occurrence of a Loss Absorption Disqualification Event or on the applicable Optional Redemption Date.”

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Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes of any series prior to the relevant maturity date or repurchase the Senior Notes of a series (and give notice thereof to the holders of the Senior Notes of such series in the case of redemption) if we have obtained the prior consent of the PRA (as defined below), to the extent such consent is at the relevant time and in the relevant circumstances required by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom, if at all (as defined in “Description of the Senior Notes”).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business.

Book-Entry Issuance, Settlement and Clearance	We will issue the Senior Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Senior Notes of each series will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Senior Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Conflicts of Interest	NatWest Markets Securities Inc., an affiliate of NatWest Group plc, is a Financial Industry Regulatory Authority (“FINRA”) member and an Underwriter (as defined herein) in this offering and has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. NatWest Markets Securities Inc. is not permitted to sell Senior Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CUSIP	for the 20 Notes for the 20 Notes for the Floating Rate Notes

ISIN	for the 20 Notes for the 20 Notes for the Floating Rate Notes
Listing and Trading	We intend to apply to list each series of Senior Notes on the New York Stock Exchange in accordance with its rules.

Trustee and Principal Paying Agent	The Bank of New York Mellon, 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom, will act as the trustee and initial principal paying agent for the Senior Notes.

Calculation Agent	National Westminster Bank Plc or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on , 2024.

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Timing of Delivery	We currently expect delivery of the Senior Notes to occur on , 2024, which will be the third business day following the date of pricing of the Senior Notes (such settlement cycle being referred to as “T+3”). Under Rule 15(c)6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days (as such term is used for purposes of Rule 15(c) 6-1 of the U.S. Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to make such trades should consult their own advisors.

Use of Proceeds	We intend to use the net proceeds of the offering to fund our general banking business. See “Use of Proceeds”.

Governing Law	The Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the waiver of right to set-off provisions relating to the Senior Notes, which are governed by the laws of Scotland.

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RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein, including the 2023 Annual Report and any risk factors included therein) and reach their own views prior to making any investment decision with respect to the Senior Notes.

Set out below and incorporated by reference herein are certain risk factors that, if they were to materialise, could have a material adverse effect on the business, operations, financial condition or prospects of NatWest Group plc and cause NatWest Group plc’s future results to be materially different from expected results. NatWest Group plc has described only those risks that it considers to be material. There may be additional risks that NatWest Group plc currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above. All of these factors are contingencies which may or may not occur and NatWest Group plc is not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear NatWest Group plc’s solvency risk.

Each of the risks highlighted could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Senior Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Senior Notes or the rights of investors under the Senior Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Senior Notes.

Risks relating to NatWest Group plc and the Group

For a description of the risks associated with NatWest Group plc and the Group, including certain risks associated with investments in NatWest Group plc’s securities, please refer to the “Risk Factors” section in our 2023 Annual Report, which is incorporated by reference herein.

Risks relating to the Senior Notes

The Senior Notes contain very limited Defaults and Events of Default provisions, and the remedies available thereunder are limited.

The Senior Notes contain very limited Defaults and Events of Default provisions, and the remedies available thereunder are limited. The sole remedy available to the Trustee against us in case of a “Default”, being the failure to pay principal or interest on the Senior Notes when it otherwise becomes due and payable (following the expiration of a specified grace period), is that the Trustee may commence a proceeding for our winding up and/or prove in our winding up. The Trustee may not, however, upon the occurrence of a Default, declare the principal amount of any outstanding Senior Notes due and payable. While holders of the Senior Notes will similarly not be able to accelerate a repayment of the principal amount of the Senior Notes upon the occurrence of a Default, such holders shall have the right to sue for any payments that are due but unpaid.

An Event of Default will only occur if an order is made for our winding up which is not successfully appealed within 30 days or upon a valid adoption by our shareholders of an effective resolution for our winding up (in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). On the occurrence of such an Event of Default, the Trustee and the holders of the Senior Notes have only limited enforcement remedies. If such an Event of Default with respect to the Senior Notes of a series occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of the relevant series may declare the principal amount of, and any accrued but unpaid interest on, the Senior Notes of such relevant series to be due and payable immediately.

In addition, the Senior Notes are subject to bail-in in the event the UK bail-in power is exercised. As a result, during such time as the Trustee is seeking to cause our winding up, your claims in such winding up could be reduced to zero.

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As such, the remedies available to holders of Senior Notes are limited, which may make enforcement more difficult. See “Description of the Senior Notes—Events of Default and Defaults; Limitation of Remedies” for further details.

We may redeem the Senior Notes of a series at our option in certain situations, including as a result of certain tax law changes or the occurrence of a Loss Absorption Disqualification Event or on the applicable Optional Redemption Date.

We may redeem the Senior Notes of a series at our sole discretion in whole but not in part on the Optional Redemption Date for such series at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption as described under “Description of the Senior Notes—Optional Redemption”. In addition, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, at their principal amount together with accrued but unpaid interest upon the occurrence of certain tax law changes or a Loss Absorption Disqualification Event, as described in “Description of the Senior Notes—Tax Redemption” and “Description of the Senior Notes—Loss Absorption Disqualification Event Redemption”.

In the event we were to decide to exercise our option to redeem the Senior Notes of a series in any of the circumstances described above, such redemption may be subject to meeting certain conditions, which may include, among others, having given any required notice to the PRA (as defined below) and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to our business and the PRA granting permission to such redemption to the extent and in the manner required under the Loss Absorption Regulations (as defined in “Description of the Senior Notes”) or applicable laws or regulation in effect in the United Kingdom, and compliance by us with any alternative or additional pre-condition to redemption set out in the Loss Absorption Regulations and/or required by the PRA, regardless of whether such redemption would be favourable to you or us. See “Description of the Senior Notes—Conditions to Redemption and Repurchase”.

In addition, any decision by us as to whether we will exercise our option to redeem the Senior Notes of a series will be taken at our absolute discretion and our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the Senior Notes of such series, any tax consequences, the applicable regulatory capital requirements and the prevailing market conditions. With respect to a Loss Absorption Disqualification Event, as the Loss Absorption Regulations continue to be implemented in the United Kingdom and may be subject to potential future amendments, we are currently unable to predict whether the Senior Notes are likely to be fully or partially excluded from our or the Regulatory Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to us and/or the Regulatory Group.

You will not have the right to request the redemption of any Senior Notes and should not invest in the Senior Notes in the expectations that we would exercise our option to redeem the Senior Notes of any series. You should be aware that you may be required to bear the financial risks of an investment in the Senior Notes until maturity. Our optional redemption on the relevant Optional Redemption Date or the perception that the Senior Notes of such series may be redeemed in the circumstances noted above, may impact the market value of the Senior Notes of such series. Moreover, if we redeem the Senior Notes of a series in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield as the Senior Notes of such series.

Regulatory actions in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the Senior Notes and your rights thereunder.

The BRRD establishes an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. The BRRD requires all EEA member states, which at the relevant time included the United Kingdom, to provide their relevant authorities with a set of tools to intervene sufficiently early and quickly with respect to an institution which is failing or likely to fail so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the broader economy and financial system.

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In the United Kingdom, the majority of the requirements of the BRRD have been implemented into national law in the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), other legislation and the UK Prudential Regulation Authority (the “PRA”) Rulebook. The UK implementation of the BRRD included the introduction of the UK bail-in tool as of January 1, 2015. For more information on the UK bail-in tool, see “—The relevant UK authority may exercise the UK bail-in tool in respect of NatWest Group plc and the Senior Notes, which may result in holders of the Senior Notes losing some or all of their investment” and “—Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any UK bail-in power by the relevant UK authority” below.

The Banking Act confers substantial powers on relevant UK authorities designed to enable them to take a range of actions in relation to UK banks or investment firms and certain of their affiliates in the event a bank or investment firm in the same group is considered to be failing or likely to fail. The exercise of any of these actions in relation to NatWest Group plc or any entity within the Group could materially adversely affect the value of the Senior Notes.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, HM Treasury), in consultation with the Prudential Regulation Authority, the FCA and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the relevant UK authority to implement resolution measures with respect to a UK bank or investment firm and certain of its affiliates (including, for example, NatWest Group plc) (each a “relevant entity”) in circumstances in which the relevant UK authority is satisfied that the resolution conditions are met. Under the applicable regulatory framework and pursuant to guidance issued by the Bank of England, governmental financial support, if any is provided, would only be used as a last resort measure where a serious threat to financial stability cannot be avoided by other measures (such as the stabilization options described below, including the UK bail-in power) and subject to the limitations set out in the Banking Act.

The Banking Act grants broad powers to the relevant UK authorities and the application of such powers, or any suggestion of such application, could have a material adverse effect on the value or trading liquidity of the Senior Notes or the rights of holders under the Senior Notes and could lead to holders of the Senior Notes losing some or all of the value of their investment in the Senior Notes. These powers include the ability to (i) modify or cancel contractual arrangements to which an entity in resolution is party, in certain circumstances; (ii) suspend or override the enforcement provisions or termination rights that might be invoked by counterparties facing an entity in resolution, as a result of the exercise of the resolution powers; and (iii) disapply or modify laws in the UK (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

The exercise of the stabilization options (described below) or other powers conferred on the relevant UK authority under the Banking Act with respect to us, or any suggestion of any such exercise, could have a material adverse effect on the value or trading liquidity of the Senior Notes or your rights under the Senior Notes and could lead to holders of the Senior Notes losing some or all of the value of their investment in the Senior Notes. See also “—The relevant UK authority may exercise the UK bail-in tool in respect of NatWest Group plc and the Senior Notes, which may result in holders of the Senior Notes losing some or all of their investment” and “—Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any UK bail-in power by the relevant UK authority” below.

The SRR is designed to be triggered prior to our insolvency and holders of the Senior Notes may not be able to anticipate the exercise of any resolution power (including the UK bail-in power) by the relevant UK authorities.

Several stabilization options are available to the relevant UK authorities under the SRR, where the conditions for resolution have been met, including: (i) private sector transfer of all or part of the business of the relevant entity, which can include either its shares or its property; (ii) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England pending a future sale or share issuance; (iii) an asset separation tool which allows assets and liabilities of the firm to be transferred to and managed by an asset management vehicle; (iv) the UK bail-in tool (as described further below); and (v) temporary public ownership (nationalization). In addition, the relevant UK authorities may commence special administration or liquidation procedures applicable to financial institutions.

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The stabilization options are intended to be applied prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. Accordingly, in the event the relevant UK authority seeks to exercise the stabilization options in relation to a UK banking group company (such as NatWest Group plc), it must: (i) be satisfied that a UK bank or investment firm is failing, or is likely to fail; (ii) determine that it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of a UK bank or investment firm that will result in condition (i) above ceasing to be met; (iii) consider the exercise of the stabilization powers to be necessary, having regard to certain public interest considerations (such as the stability of the UK financial system, public confidence in the UK banking system and the protection of depositors, being some of the special resolution objectives) and (iv) consider that the special resolution objectives would not be met to the same extent by the winding-up of the UK bank or investment firm.

The use of different stabilization powers is also subject to further “specific conditions” that vary according to the relevant stabilization power being used.

Although the SRR sets out the pre-conditions for determining whether an institution is failing or likely to fail, it is uncertain how the Bank of England would assess such conditions in any particular pre-insolvency scenario affecting NatWest Group plc and/or other members of the Group and in deciding whether to exercise a resolution power. In addition, now that the United Kingdom has terminated its membership of the European Union, the Bank of England may adopt new or different criteria for determining the conditions to the exercise of its resolution powers and new or different powers to intervene in such circumstances. Further regulatory developments, including proposals by the Financial Stability Board on cross-border recognition of resolution actions, could also influence the conditions for the exercise of the stabilisation powers. There has been no application of the SRR powers in the UK to a large financial institution, such as NatWest Group plc, to date, which could provide an indication of the relevant UK authority’s approach to the exercise of the resolution powers, and even if such examples existed, they may not be indicative of how such powers could be applied to NatWest Group plc. Therefore, holders of the Senior Notes may not be able to anticipate a potential exercise of any such powers nor the potential effect that the exercise of such powers could have on NatWest Group plc, the Group and the Senior Notes. Uncertainty relating to the exercise of such powers may lead to increased volatility in the trading of the Senior Notes and may affect their market value.

The relevant UK authority may exercise the UK bail-in tool in respect of NatWest Group plc and the Senior Notes, which may result in holders of the Senior Notes losing some or all of their investment.

The UK bail-in tool was introduced as an additional power available to the Bank of England (as a relevant UK authority), to enable it to recapitalize a failed institution by allocating losses to its shareholders and unsecured creditors (which would include holders of the Senior Notes) in a manner that (i) reflects the hierarchy of capital instruments and otherwise ought to respect the hierarchy of claims in an ordinary insolvency and (ii) is consistent with shareholders and creditors not receiving a less favourable treatment than they would have received in ordinary insolvency proceedings of the relevant entity (known as the “no creditor worse off” safeguard). Certain liabilities are excluded from the scope of the UK bail-in tool, such as insured deposits and liabilities that are secured. The Banking Act also grants the power for the relevant UK authority to exclude any liability or class of liabilities on certain prescribed grounds (including financial stability grounds) and subject to specified conditions.

Where the conditions for resolution exist, the Bank of England may use the bail-in tool (in combination with other resolution tools under the Banking Act) to, among other things, cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the relevant entity under resolution and the power to convert a liability from one form or class to another. The exercise of such powers may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Senior Notes and/or the conversion of all or a portion of the principal amount of, interest on, or any other amounts payable on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person. In addition, the Bank of England may use the UK bail-in tool to, among other things, replace or substitute NatWest Group plc as obligor in respect of the Senior Notes, modify the terms of the Senior Notes (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of each series of Senior Notes.

There remains uncertainty as to how the bail-in powers may be exercised and how they would affect us and the Senior Notes. The determination that all or part of the principal amount of the Senior Notes will be subject to loss absorption is likely to depend on a number of factors which may be outside of our control. Moreover, as the final criteria that the relevant UK authority would consider in exercising any bail-in power provide it with considerable discretion, holders of the Senior Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, NatWest Group plc and the Senior Notes. The relevant UK authority is also not required to provide any advance notice to holders of the Senior Notes of their decision to exercise any resolution power.

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Due to this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of the UK bail-in power may occur which would result in a principal write off or conversion to equity. The uncertainty may adversely affect the value of an investment in the Senior Notes. Additionally, to the extent the UK bail-in power is exercised to convert the Senior Notes into securities, any securities you receive upon conversion of your Senior Notes (whether debt or equity) likely may not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange or our ordinary shares listed on the London Stock Exchange or otherwise. Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the Senior Notes to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the Senior Notes, subject to the terms of the Indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

As a potential investor in the Senior Notes, you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued but unpaid interest if the UK bail-in power is acted upon or that such Senior Notes may be converted into ordinary shares or other instruments of us or a Group entity which may be of little value at the time of conversion and thereafter. In addition, trading behaviour, including prices and volatility, may be affected by the prospect of bail-in and as a result the Senior Notes may not follow the trading behaviour associated with other types of securities.

Although the above represents the risks associated with the UK bail-in power currently in force in the UK and applicable to our securities (including the Senior Notes), changes to the scope of, or conditions for the exercise of the UK bail-in power may be introduced as a result of further developments, including those resulting from the withdrawal of the UK from the EU. In addition, further political, legal or strategic developments may lead to structural changes to the Group, including at the holding company level. Notwithstanding any such changes, we expect that our securities (including the Senior Notes) would remain subject to the exercise of a form of bail-in power, either pursuant to the provisions of the Banking Act or otherwise.

Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any UK bail-in power by the relevant UK authority.

Pursuant to the rules adopted in the UK transposing Article 55 of the BRRD, including as those rules have been amended following the withdrawal of the UK from the EU, subject to limited exceptions, unsecured liabilities of a financial institution governed by the laws of a country outside of the UK (which include the Senior Notes, the terms of which are governed by New York Law) must contain a contractual acknowledgment whereby the holders recognise that such liability may be subject to the UK bail-in power and agree to be bound by the exercise of those powers by the relevant UK authority.

As a result, and notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

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For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a UK resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

Any UK bail-in power may be exercised in such a manner as to result in you and other holders of Senior Notes losing the value of all or a part of your investment in the Senior Notes or receiving a different security from the Senior Notes, which may be worth significantly less than the Senior Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant UK authority may exercise its authority to implement the UK bail-in power without providing any advance notice to the holders of the Senior Notes.

Neither a reduction or cancellation, in part or in full, of the principal amount of or any interest on the Senior Notes, the conversion thereof into another security or obligation of NatWest Group plc or another person, as a result of the exercise of the UK bail-in power by the relevant UK authority with respect of the Senior Notes will of itself constitute a default or event of default under the terms of the Senior Notes or the Indenture.

For more information, see “Description of the Senior Notes—Agreement with Respect to the Exercise of UK Bail-in Power”.

Holders’ rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Senior Notes) and to the broader resolution powers of the relevant UK authority. Although we expect, according to the principles of the Banking Act, that the relevant UK authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Senior Notes and that the noteholders would be treated pari passu with the claims of holders of all our senior unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Senior Notes at that time being subjected to the exercise of the UK bail-in power, the rules provide for some exceptions to these principles which the relevant UK authority may choose to rely upon. In addition, holders of securities will have a right to be compensated in the event of the exercise of the UK bail-in power with respect to the Senior Notes, based on the principle that such investors should receive no less favourable treatment than they would have received had NatWest Group plc entered into insolvency immediately before the initial exercise of the resolution powers pursuant to the UK bail-in power. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of the Senior Notes in the resolution and there can be no assurance that such holders would recover such compensation promptly. In addition, due to the discretion afforded to the Bank of England, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the UK bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the UK bail-in tool on other creditors who have not been excluded (which may include you). As the implementation of these provisions remains to be tested and may be further amended, there can be no certainty as to how these legal protections or remedies would be implemented by the relevant UK authority.

Further, although the Bank of England’s resolution instrument with respect to the exercise of the UK bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the UK bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes and/or procedures under English law will be available to holders of securities (including the Senior Notes) or that the “no creditor worse off” safeguard will be effective if such powers are exercised. Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant UK authority to exercise its UK bail-in power.

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Other changes in law may adversely affect your rights as noteholders, including as a result of the UK’s withdrawal from the European Union.

Changes in law after the date hereof may affect your rights as a holder of Senior Notes as well as the market value of the Senior Notes. These changes may include changes in statutory, tax and regulatory regimes during the life of the Senior Notes, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the Senior Notes.

In particular, any developments resulting from the withdrawal of the UK from the EU, including regulatory divergence between the UK and the EU, may lead to significant changes to the laws applicable in the UK, including the regulatory framework under which the Group operates and the bail-in regime discussed above, as more particularly described in our 2023 Annual Report in the section entitled “Risk Factors – Continuing uncertainty regarding the effects and extent of the UK’s post Brexit divergence from EU laws and regulation, and NatWest Group’s post Brexit EU operating model may adversely affect NatWest Group and its operating environment”, may adversely affect your rights under the Senior Notes. Further changes in law, including changes applicable to financial institutions (including the Group) or changes in government policies may result from further political developments in the UK.

In addition, any change in tax law or regulation may entitle us to redeem the Senior Notes of any series, in whole (but not in part), as more particularly described under “—Risks Relating to the Senior Notes—We may redeem the Senior Notes of any series at our option in certain situations, including as a result of certain tax law changes or the occurrence of a Loss Absorption Disqualification Event or on the applicable Optional Redemption Date.” above and “Description of the Senior Notes—Tax Redemption” and “Description of the Senior Notes—Loss Absorption Disqualification Event”.

Such legislative and regulatory uncertainty could also affect the value the Senior Notes and therefore affect the trading price of the Senior Notes given the extent and impact on the Senior Notes that one or more regulatory or legislative changes could have on the Senior Notes.

The interest rate on the 20         Notes will reset on the 20         Notes Interest Reset Date, the interest rate on the 20         Notes will reset on the 20         Notes Interest Reset Date and the interest rate on the Floating Rate Notes will reset on each Floating Rate Notes Interest Reset Date.

The interest rate on the 20         Notes will initially be               % per annum from (and including) the Issue Date to (but excluding) the 20         Notes Interest Reset Date. From (and including) the 20         Notes Interest Reset Date to (but excluding) maturity, the interest rate on the 20         Notes will be equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 20         Notes Reset Determination Date, plus              % per annum.

The interest rate on the 20         Notes will initially be               % per annum from (and including) the Issue Date to (but excluding) the 20         Notes Interest Reset Date. From (and including) the 20         Notes Interest Reset Date to (but excluding) maturity, the interest rate on the 20         Notes will be equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 20         Notes Reset Determination Date, plus              % per annum.

From (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the Benchmark (initially, Compounded Daily SOFR) plus               % per annum, accruing from (and including) the Issue Date to (but excluding) maturity. The interest rate applicable to the Floating Rate Notes will be reset quarterly on each Floating Rate Notes Interest Reset Date.

As a result, the interest rate on the 20         Notes following the 20         Notes Interest Reset Date (if we do not redeem the 20         Notes on the 20         Notes Optional Redemption Date), on the 20         Notes following the 20         Notes Interest Reset Date (if we do not redeem the 20         Notes on the 20         Notes Optional Redemption Date) and on the Floating Rate Notes following each Floating Rate Notes Interest Reset Date may be less than the initial interest rate, which would affect the amount of any interest payments under the Senior Notes and, by extension, could affect their market value.

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The Senior Notes are effectively subordinated to our secured indebtedness.

The Senior Notes are unsecured and will be effectively subordinated to all our existing and future secured indebtedness to the extent of the assets securing such indebtedness. The Senior Notes are our obligations exclusively and are not guaranteed by any person, including any of our subsidiaries. By reason of such subordination, in the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, our assets will be available to pay the amounts due on the Senior Notes only after all our then existing secured indebtedness has been paid in full.

The Senior Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Senior Notes are our obligations but are not bank deposits. In the event of our insolvency, the Senior Notes will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit insurance Corporation, The Deposit Insurance Fund, or any other government agency.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some or all of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Senior Notes to such subsidiary.

We are a non-operating holding company and, as such, our principal source of income is derived from our operating subsidiaries that hold the principal assets of the Group. As a separate legal entity, we rely on, among other things, remittance of our subsidiaries’ loan interest payments and dividends in order to be able to meet our obligations to you as they fall due. The ability of our subsidiaries and affiliates to pay dividends depends on the earnings and financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on our Senior Notes.

In addition, the Senior Notes are structurally subordinated to all liabilities of our subsidiaries. This means that because we are a holding company, our rights to participate as a shareholder in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors and any preference shareholders, except to the extent that we may be a creditor with recognised claims ranking ahead of or pari passu with such prior claims against the subsidiary. Certain of our subsidiaries have issued debt securities and/or have other indebtedness outstanding. For example, our subsidiary NatWest Markets Plc’s funding plan targets £3 billion to £5 billion of public benchmark issuance in 2024. If any of our subsidiaries were wound up, liquidated or dissolved (i) the noteholders would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders (including holders of such subsidiary’s senior debt and tier 2 and tier 1 capital instruments (if any)) before we would be entitled to receive any distributions.

The terms of the Senior Notes also do not constrain how we make our investments in, or advance funds to, our subsidiaries, including the proceeds of issuances of debt securities, such as the Senior Notes, and as to how we may restructure existing investments and funding in the future. The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on their form and structure and the types of claim that they give rise to. The purposes of such investments and funding, and any such restructuring, may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as the implementation of any MREL requirements (or any equivalent requirements imposed by the PRA) in respect of such subsidiaries.

Further, in November 2016, the European Commission proposed substantial amendments to the BRRD. The final consolidated text of the Commission’s proposals (referred to as the ‘BRRD II’) was endorsed by the Committee of Permanent Representatives on 15 February 2019 and adopted by the European Council on 14 May 2019. The final legislative acts were published in the Official Journal on 7 June 2019 and entered into force on 27 June 2019. EU Member States were required to apply the transposed BRRD II measures no later than 28 December 2020 (with certain exceptions). BRRD II covers multiple areas, including, inter alia: a revised MREL framework which aligns the existing MREL requirements in the BRRD with the Financial Stability Board’s total loss-absorbing capacity (‘TLAC’) standard; and the integration of the minimum TLAC standard into EU legislation.

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During the transition period from the withdrawal of the UK from the European Union and the European Economic Area on 31 January 2021 (‘Brexit’), the UK was required to implement the majority of the BRRD II requirements. However, the UK had the discretion not to transpose those requirements in BRRD II that did not require compliance by firms until after the end of the transition period and decided not to transpose certain provisions with respect to MREL on the basis that the UK already has an MREL framework that applies the Financial Stability Board TLAC standard.

The Bank of England’s November 2016 Statement of Policy on the approach to setting MREL in the UK as updated by the June 2018 Statement of Policy and again by the December 2021 Statement of Policy on the approach to setting MREL requires, consistent with the FSB’s TLAC term sheet, instruments eligible for MREL issued by us to be structurally subordinated to senior liabilities of our operating subsidiaries. The capital raised through issuances of MREL eligible liabilities by us would then be transferred downstream to our material operating subsidiaries in the form of capital or another form of subordinated claim. In this way, MREL eligible instruments issued by us will be structurally subordinated to senior liabilities of our operating companies, allowing losses from such operating companies to be transferred to us. The December 2021 Policy Statement follows a consultation that the Bank of England conducted earlier in 2021 which reviewed its approach to setting MREL. The Policy Statement contains an overview of the Bank of England’s revised approach to setting MREL, including as regards resolution strategy thresholds, calibration of MREL, MREL eligibility and intragroup MREL distribution. The revised Statement of Policy became effective on January 1, 2022. Further changes to the Bank of England’s approach to setting MREL could result in increased funding requirements for us and/or our subsidiaries.

In addition, the terms of some loans or investments in capital instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. Any changes in the legal or regulatory form or ranking of a loan or investment could also affect its treatment in resolution.

We may issue securities pari passu with the Senior Notes and/or secured debt.

There is no restriction under the Indenture on the amount of securities that we may issue that rank pari passu with the Senior Notes. In particular, the FSB final standards for TLAC requirements for global systemically important banks will apply to us as implemented in the United Kingdom through the MREL framework, and our capital and funding issuance plans for 2024 focus on issuing between £4 billion to £5 billion of MREL-compliant senior instruments in order to meet these requirements. Following the issuance of the Senior Notes, we may issue additional senior debt instruments to replace some of our outstanding debt or to meet additional regulatory requirements.

Furthermore, the terms of the Indenture permit us (and our subsidiaries) to incur additional debt, including secured debt. The Senior Notes will be effectively subordinated to any secured indebtedness or other liabilities.

The credit risk of NatWest Group plc, its credit ratings, and its credit spreads may adversely affect the value of the Senior Notes prior to maturity and its ability to pay all amounts due on the Senior Notes.

The Senior Notes are our senior unsecured debt securities. As a result, your receipt of all payments of interest and principal on the Senior Notes is dependent on our ability to repay our obligations on the applicable payment date. No assurance can be given as to what our financial condition will be at any time during the term or on the relevant maturity date of the Senior Notes. Consequently, all payments on the Senior Notes will be subject to the credit risk of NatWest Group plc and not that of any of our subsidiaries. Any actual or anticipated decline in NatWest Group plc’s credit ratings, changes in the market’s view of its creditworthiness or any increase in its credit spreads charged by the market for taking credit risk are likely to adversely affect the value of the Senior Notes prior to maturity and cause the liquidity of the Senior Notes to decline significantly.

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Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Senior Notes. Any rating assigned to us or the Senior Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition including in respect of capital, funding and liquidity; changes in the relative size of the loss-absorbing buffers protecting bondholders; the competitive environment, and political and economic conditions in our key markets; the level of government support for the industries in which we operate; the sovereign rating of the UK; and legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting our credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to us or other Group entities. An improvement in our credit ratings will not necessarily increase the value of the Senior Notes and will not reduce market risk and other investment risks related to the Senior Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Senior Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Senior Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Senior Notes), and (iii) are not recommendations to buy, sell or hold the Senior Notes.

An active trading market may not develop for the Senior Notes.

There is no existing trading market for the Senior Notes. We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange. There is, however, no assurance that each series of Senior Notes will be accepted for listing or remain listed on the New York Stock Exchange and, if listed, that an active trading market will develop or, if developed, that it will continue. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Senior Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Senior Notes may be adversely affected. In that case, holders of the Senior Notes may not be able to sell Senior Notes at a particular time or may not be able to sell Senior Notes at a favourable price, or at all. The liquidity of any market for the Senior Notes of a series will depend on a number of factors including:

•	the number of holders of the Senior Notes of such series;

•	our ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Senior Notes of such series;

•	prevailing interest rates; and

•	the introduction of any financial transactions tax.

Investors should be aware that the materialization of any of the above risks may adversely affect the value of the Senior Notes.

Risks relating to the Fixed Reset Rate Notes

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Senior Notes. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

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Risks relating to the Floating Rate Notes

Historical levels of SOFR are not an indication of its future levels and SOFR may be more volatile than other benchmark or market rates.

The NY Federal Reserve began to publish SOFR in April 2018 and has published modelled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.

Calculation of Compounded Daily SOFR includes certain delays which will limit your ability to calculate accrued interest with respect to any period.

Because SOFR in respect of a given day is not published until the USGS Business Day immediately following such day, it is not possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade the Floating Rate Notes in the secondary market.

Interest payments due on the Floating Rate Notes in respect of each Floating Rate Interest Period will be determined only after the end of the related Observation Period. Therefore, holders of the Floating Rate Notes will not know the amount of interest payable with respect to each Floating Rate Interest Period until shortly prior to the related Floating Rate Notes Interest Payment Date. It may be difficult for investors to estimate reliably the amounts of interest that will be payable on each such Floating Rate Notes Interest Payment Date at the beginning of or during the relevant Floating Rate Interest Period, which could adversely impact the liquidity and trading price of the Floating Rate Notes.

Because of the delay between the end of an Observation Period and the related Floating Rate Notes Interest Payment Date, increases in the level of SOFR which occur during such period will not be reflected in the interest payable on such Floating Rate Notes Interest Payment Date, and any such increase will instead be reflected in the following Floating Rate Interest Period. In the case of the final Floating Rate Interest Period, noteholders will not receive the benefit of any increase in the level of SOFR on any date occurring between the end of the related Observation Period and the maturity date (or other date of redemption or repayment) of the Floating Rate Notes.

In addition, compounded Daily SOFR will not be the SOFR rate published on or for a particular day during such Floating Rate Interest Period or an average of SOFR rates during such Floating Rate Interest Period. If the SOFR rate for a particular USGS Business Day during an Observation Period is negative, the inclusion of such SOFR value in the calculation of Compounded Daily SOFR will reduce the interest rate and the interest payable for such Floating Rate Interest Period; provided that in no event will the interest payable on the Floating Rate Notes be less than zero.

SOFR may be modified or discontinued by its administrator.

The NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the Floating Rate Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the Floating Rate Notes and a reduction in their trading prices.

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Uncertainty relating to the regulation of benchmarks may adversely affect the value of the Floating Rate Notes.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the Floating Rate Notes.

Interest on the Floating Rate Notes will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.

To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of the Senior Notes—Interest—Floating Rate Notes—Benchmark Transition Provisions”. In particular, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined (in consultation with the Calculation Agent).

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the Floating Rate Notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered and no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine), the floating interest rate on the Floating Rate Notes may accrue at the same rate as the immediately preceding Floating Rate Interest Period (or, in the case of the initial Floating Rate Interest Period, the initial rate of interest which would have been applicable to the Floating Rate Notes for the first Floating Rate Interest Period had the Floating Rate Notes been outstanding for a period equal in duration to the scheduled first Floating Rate Interest Period but ending on (and excluding) the Issue Date (and applying the Floating Rate Notes Margin)), effectively converting the Floating Rate Notes into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the Floating Rate Notes.

The rate of interest on the Floating Rate Notes may be determined by reference to a Benchmark Replacement even if SOFR continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on the Floating Rate Notes will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on the Floating Rate Notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on the Floating Rate Notes may be adversely affected.

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Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.

The Benchmark Transition Provisions specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on your Floating Rate Notes.

The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Rate Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of noteholders in doing so.

We (in consultation, to the extent practicable, with the Calculation Agent) or our designee (after consulting with us) may make determinations with respect to the Floating Rate Notes that could affect the value of and return on the Floating Rate Notes.

We (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) may make certain determinations with respect to the Floating Rate Notes as further described in this prospectus supplement that may adversely affect the value of and return on the Floating Rate Notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of the Senior Notes—Interest—Floating Rate Notes—Benchmark Transition Provisions”. These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).

Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee), (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of Floating Rate Interest Periods and the timing and frequency of determining rates and making payments of interest; in each case that we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner we consider to be substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determines is appropriate (acting in good faith)).

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Any determination, decision or election that may be made by us pursuant to the Benchmark Transition Provisions will, if made by us, be made in consultation with the Calculation Agent (to the extent practicable) and, if made by our designee, be made after consulting with us and, in each case, will become effective without consent from the holders of the Floating Rate Notes or any other party (see “Description of the Senior Notes—Interest—Floating Rate Notes—Agreement with Respect to the Benchmark Replacement”). Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the Calculation Agent and holders of the Floating Rate Notes. All determinations by us (in consultation with the Calculation Agent, to the extent practicable) or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. In making these potentially subjective determinations, we, our designee or the Calculation Agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the Floating Rate Notes. Because the Benchmark Replacement is uncertain, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a noteholder in taking any action that might affect the value of the Floating Rate Notes.

The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the Floating Rate Notes, which could adversely affect the return on, value of and market for such Floating Rate Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

We or our affiliates may publish research that could affect the market value of the Floating Rate Notes.

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to SOFR, movements in interest rates, or the transition from interbank offered rates to alternative reference rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Floating Rate Notes. Any of these activities may affect the market value of the Floating Rate Notes.

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USE OF PROCEEDS

The net proceeds from the issue of the Senior Notes are expected to amount to $                            after deduction of the underwriting discount and the other expenses incurred in connection with the issue of the Senior Notes. We intend to use the net proceeds of the offering to fund our general banking business.

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CAPITALIZATION OF THE GROUP

The following table shows the Group’s issued and fully paid share capital, owners’ equity and indebtedness on an unaudited consolidated basis in accordance with International Financial Reporting Standards (“IFRS”) as at December 31, 2023.

	As at December 31, 2023
	Actual	As Adjusted(1)
	£ million	£ million
Share capital – allotted, called up and fully paid
Ordinary shares of £1.0769(2)	9,683
Retained income and other reserves(3)	27,474
Owners’ equity	37,157
Group indebtedness
Trading liabilities – debt securities in issue	706
Other financial liabilities – debt securities in issue	53,809
Subordinated liabilities	5,714
Total indebtedness	60,229
Total capitalisation and indebtedness	97,386

(1)	The ‘As Adjusted’ column reflects the effects of the issue of the Senior Notes offered hereby. Amounts shown have been converted from dollars to sterling at a rate of $1.2746=£1.00, the rate used to translate assets and liabilities as at December 31, 2023. We make no representation that amounts have been or could have been or could in the future be converted into dollars at that rate or any other rate.

(2)	Nominal value of Ordinary shares without rounding is £1.076923076923077.

(3)	As of close of business on February 21, 2024, the Group has repurchased and cancelled (i) 64,158,497 of its ordinary shares since December 31, 2023, pursuant to its £500.0 million on-market share repurchase program announced on July 28, 2023 and (ii) 436,672 of its ordinary shares since December 31, 2023, pursuant to its £300 million on-market share buyback program announced on February 16, 2024. As of February 21, 2024, this resulted in a £72.0 million reduction in share capital, a £72.0 million increase in capital redemption reserves and a £144.5 million decrease in retained earnings of the Group. This reduction in equity includes the impact of 2.3 million ordinary shares that were repurchased in December 2023, but settled in January 2024.

Under IFRS, certain preference shares are classified as debt and are included in subordinated liabilities in the table above.

NatWest Markets Plc issued (i) EUR1,750,000,000 Floating Rate Senior Notes on January 9, 2024, with a maturity date of January 9, 2026 and (ii) EUR750,000,000 3.625% Senior Notes on January 9, 2024, with a maturity date of January 9, 2029, in each case under its £20,000,000,000 Euro Medium Term Note Programme (which are not reflected in the table above).

NatWest Group regularly considers various market funding options and accesses the debt capital markets in a variety of issuance formats, currencies and tenors, including senior and subordinated notes, from time to time in connection with executing its funding plans. In 2024, NatWest Group expects to issue £4 billion to £5 billion of senior unsecured MREL securities, £1 billion to £2 billion of Tier 2 capital securities, and up to £1 billion of Additional Tier 1 securities, some of which could be issued in the near term, subject to market conditions.

Other than as disclosed above, the information contained in the table above has not changed materially since December 31, 2023.

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DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the $                      % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20        as 20         Notes and to the $                      % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20        as 20         Notes and collectively to the 20         Notes and the 20         Notes as the “Fixed Reset Rate Notes”, and to the $                  Senior Callable Floating Rate Notes due 20 as the “Floating Rate Notes” and to the Fixed Reset Rate Notes and the Floating Rate Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The 20         Notes will be issued in an aggregate principal amount of $         and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on        , 20        .

The 20         Notes will be issued in an aggregate principal amount of $         and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on        , 20        .

The Floating Rate Notes will be issued in an aggregate principal amount of $         and, unless previously redeemed or repurchased (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below), will mature on        , 20        .

The Senior Notes of each series will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, and equally with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each series of the Senior Notes will constitute a separate series of debt securities issued under the Indenture. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on                       , 2024. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Form of Debt Securities and Contingent Convertible Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

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We may, without the consent of the holders of the Senior Notes of any series, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes of a series described in this prospectus supplement except for the price to the public and Issue Date and, if applicable, the initial interest payment date of such Senior Notes, provided however that if such additional notes have the same CUSIP, ISIN and/or Common Code as the outstanding Senior Notes, such additional notes must be fungible with the outstanding Senior Notes of the applicable series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the applicable series offered by this prospectus supplement, may constitute a single series of Senior Notes under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Interest

Fixed Reset Rate Notes

The 20         Notes will bear interest from (and including) the Issue Date to (but excluding)              , 20 (the “20         Notes Interest Reset Date”), at a rate of             % per annum, and from (and including) the 20         Notes Interest Reset Date to (but excluding) maturity (the “20         Notes Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the 20         Notes Reset Determination Date (as defined herein), plus               %.

The 20         Notes will bear interest from (and including) the Issue Date to (but excluding)              , 20 (the “20         Notes Interest Reset Date”), at a rate of             % per annum, and from (and including) the 20         Notes Interest Reset Date to (but excluding) maturity (the “20         Notes Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the 20         Notes Reset Determination Date (as defined herein), plus               %.

Interest on the Fixed Reset Rate Notes will be paid semi-annually in arrear on           and                of each year (each, a “Fixed Reset Rate Notes Interest Payment Date”), beginning on , 2024, to (and including) maturity. The regular record dates for each series of Senior Notes will be the 15th calendar day immediately preceding each Fixed Reset Rate Notes Interest Payment Date, whether or not a business day.

The “20         Notes Reset Determination Date” will be the second business day immediately preceding the 20         Notes Interest Reset Date.

The “20         Notes Reset Determination Date” will be the second business day immediately preceding the 20         Notes Interest Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

All percentages resulting from any calculation of any interest rate on the Fixed Reset Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

If any scheduled Fixed Reset Rate Notes Interest Payment Date is not a business day, we will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Fixed Reset Rate Notes Interest Payment Date.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event” and “—Optional Redemption” below) or repayment of the Fixed Reset Rate Notes is not a business day, we may pay interest and principal, or make the payment then due, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

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Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by the Calculation Agent.

“U.S. Treasury Rate” means, with respect to the 20         Notes Interest Reset Date and the 20         Notes Interest Reset Date, respectively, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 20         Notes Interest Reset Date or the 20         Notes Interest Reset Date, as applicable.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the 20         Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable, on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the 20         Notes Reset Period and the 20            Notes Reset Period, respectively, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of the 20         Notes Reset Period or the 20         Notes Reset Period, as applicable, and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the 20         Notes Interest Reset Date and the 20         Notes Interest Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 20            Notes Interest Reset Date (calculated on the 20            Notes Reset Determination Date preceding the 20         Notes Interest Reset Date) or the 20            Notes Interest Reset Date (calculated on the 20            Notes Reset Determination Date preceding the 20            Notes Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the 20         Notes Interest Reset Date and the 20            Notes Interest Reset Date, respectively, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 20            Notes Reset Determination Date or the 20         Notes Reset Determination Date, as applicable.

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Floating Rate Notes

In respect of the Floating Rate Notes, from (and including) the Issue Date to (but excluding) maturity, the interest rate on the Floating Rate Notes will be equal to the Benchmark (initially, Compounded Daily SOFR) plus               % per annum (the “Floating Rate Notes Margin”), accruing from (and including) the Issue Date to (but excluding) maturity. The interest rate applicable to the Floating Rate Notes will be reset quarterly on             ,             ,              and              of each year, beginning on                   , 2024 (each, a “Floating Rate Notes Interest Reset Date”). The regular record dates for the Floating Rate Notes will be the 15th calendar day immediately preceding each Floating Rate Notes Interest Payment Date, whether or not a business day.

Interest on the Floating Rate Notes will be payable quarterly in arrear on             ,             ,              and              of each year, beginning on                   , 2024 and ending on maturity (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed Reset Rate Notes Interest Payment Date, each an “Interest Payment Date”).

Interest will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. An interest period will be the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first floating rate interest period of the Floating Rate Notes will begin on the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date (each a “Floating Rate Interest Period”).

If any scheduled Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date (other than the maturity date) is not a business day, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Notes Interest Reset Date or Floating Rate Notes Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Notes Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Notes Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Notes Interest Payment Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

If the scheduled maturity date or date of redemption or repurchase (in the circumstances described in “—Tax Redemption”, “—Loss Absorption Disqualification Event”, “—Optional Redemption” and “—Repurchases” below) or repayment for the Floating Rate Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment.

All percentages resulting from any calculation of any interest rate on the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law. In addition, when calculating Compounded Daily SOFR for any Floating Rate Interest Period, if SOFR for a particular day during that Floating Rate Interest Period is negative, then the amount of interest attributable to that day may be less than zero; provided that in no event will the amount of interest payable on the Floating Rate Notes for any interest period be less than zero.

Calculation of the Benchmark

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

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“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Floating Rate Notes Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Floating Rate Notes Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date.

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve’s Website;

(2) if the rate specified in (1) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine on or prior to the relevant Floating Rate Notes Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Floating Rate Notes Margin.

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Certain Definitions

“designee” means an affiliate or any other agent of, and selected by, NatWest Group plc.

“Floating Rate Notes Interest Determination Date” means the date that is two USGS Business Days before each applicable Floating Rate Notes Interest Reset Date (the “Floating Rate Notes Interest Determination Date”).

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Reference Time” means (1) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions

If we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

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(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) will have the right to make changes to (1) any Floating Rate Notes Interest Determination Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Floating Rate Notes, in each case that we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the Calculation Agent) or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Floating Rate Notes for all future Floating Rate Interest Periods.

Benchmark Transition Event

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

Benchmark Replacement Date

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

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(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

ISDA Fallback Rate

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

Notice of Benchmark Replacement

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Calculation Agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the Floating Rate Notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the principal paying agent and the Calculation Agent or our designee for, agree not to initiate a suit against the trustee, the principal paying agent and the Calculation Agent or our designee in respect of, and agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the principal paying agent or the Calculation Agent or our designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the Floating Rate Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

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Decisions and Determinations

All determinations, decisions, elections and any calculations made by us, the Calculation Agent or our designee (as applicable) for the purposes of calculating the applicable interest on the Senior Notes will be conclusive and binding on the noteholders, us and the Trustee, absent manifest error. If made by us, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the Indenture or the Senior Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the noteholders or any other party.

With respect to the Floating Rate Notes, any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Tax Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series, in whole but not in part, (i) in respect of the 20            Notes and the 20            Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case in the event of certain changes in the tax laws of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax and certain other limited circumstances. The circumstances in which we may redeem the Senior Notes of a series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption.”

In the event of such a redemption, the redemption price of the Senior Notes of a series will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption. If we elect to redeem the Senior Notes of a series, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the redemption date.

Loss Absorption Disqualification Event Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the 20            Notes and the 20            Notes, at any time and (ii) in respect of the Floating Rate Notes, only on a Floating Rate Notes Interest Payment Date, in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption, in the event we determine a Loss Absorption Disqualification Event has occurred and is continuing.

Before the publication of any notice of redemption pursuant to a Loss Absorption Disqualification Event, we shall deliver to the Trustee a certificate signed by two authorised signatories of NatWest Group plc stating that, in such signatories’ belief, the condition for redemption has occurred and is continuing as at the date of the certificate, and the Trustee is entitled to conclusively rely on and shall accept such certificate as sufficient evidence of such occurrence, in which event it shall be conclusive and binding on the holders of the Senior Notes.

For these purposes:

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if:

(i)	at the time that any Loss Absorption Regulation becomes effective, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to us and/or the Regulatory Group, on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

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(ii)	as a result of any amendment to, or change in, or replacement of, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date of the series of Senior Notes affected, the Senior Notes of such series are or, in our opinion or in the opinion of the PRA are likely to be, fully or partially excluded from our and/or the Regulatory Group’s (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations as applicable to us and/or the Regulatory Group; provided that in the case of (i) and (ii) above, a Loss Absorption Disqualification Event shall not occur where such exclusion of the relevant series of Senior Notes is due to the remaining maturity of the relevant series of Senior Notes being less than any period prescribed by any applicable eligibility criteria under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the issue date of the relevant series of Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to the prudential regulation of our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Optional Redemption

Subject to the provisions described under “—Notice of Redemption” and “—Conditions to Redemption and Repurchase” below, we may redeem the Senior Notes of a series at our sole discretion, in whole but not in part, (i) in respect of the 20         Notes, on              , 20            (the “20            Notes Optional Redemption Date”), (ii) in respect of the 20            Notes, on              , 20            (the “20            Notes Optional Redemption Date”) and (iii) in respect of the Floating Rate Notes, on              , 20            (the “Floating Rate Notes Optional Redemption Date” and, together with the 20            Notes Optional Redemption Date and the 20            Notes Optional Redemption Date, each an “Optional Redemption Date”), in each case at 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date of redemption.

The Senior Notes will not be redeemable at the option of the holders at any time.

Notice of Redemption

If we elect to redeem the Senior Notes of a series at our option on the Optional Redemption Date for such series or due to the occurrence of a tax law change or a Loss Absorption Disqualification Event, we will give holders of the Senior Notes of such series not less than fifteen (15) calendar days or more than thirty (30) calendar days’ notice in accordance with “—Notices” below, and to the Trustee at least five (5) business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable but may be conditioned on the occurrence of any event or circumstance.

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Any redemption notice will state:

•	the redemption date;

•	the redemption price;

•	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Senior Notes.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power in respect of the relevant series of Senior Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conditions to Redemption and Repurchase

Notwithstanding any other provision, we may only redeem the Senior Notes of a series prior to the relevant maturity date or repurchase the Senior Notes of a series (and give notice thereof to the holders of such series of Senior Notes in the case of redemption) if we have obtained the prior consent of the PRA, to the extent such consent is at the relevant time and in the relevant circumstances required (if at all) by the Loss Absorption Regulations or applicable laws or regulations in effect in the United Kingdom.

Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by its acquisition of Senior Notes, each holder and beneficial owner of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into ordinary shares or other securities or other obligations of NatWest Group plc or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

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A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

If we have elected to redeem the Senior Notes of any series but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to the Senior Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

The exercise of any UK bail-in power by the relevant UK authority shall not constitute a default or Event of Default under the terms of the Senior Notes or the Indenture.

In addition, by its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes:

(i)	acknowledges and agrees that the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)	to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes;

(iii)	agrees that, upon the exercise of any UK bail-in power by the relevant UK authority with respect to the Senior Notes,

a.	the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and

b.	the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority in respect of the Senior Notes, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture.

(iv)	shall be deemed to have (i) consented to the exercise of any UK bail-in power which may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

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Events of Default and Defaults; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall only result if:

•	a court of competent jurisdiction makes an order for our winding up which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for our winding up,

in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

There are no other Events of Default under the Senior Notes. If an Event of Default with respect to Senior Notes of a series occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series may declare the principal amount of, and any accrued but unpaid interest on such series of Senior Notes to be due and payable immediately in accordance with the terms of the Indenture. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

There are no other circumstances in which holders of Senior Notes or the Trustee may accelerate amounts to be paid in respect of the Senior Notes.

Default

A “Default” with respect to the Senior Notes of a series shall result if:

•	any installment of interest in respect of the Senior Notes of such series is not paid on or before the relevant Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal amount of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for our winding up, but the Trustee may not declare the principal amount of any outstanding Senior Notes of any series to be due and payable.

However and notwithstanding any other provisions, a failure to make any payment on the Senior Notes of a series shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to us and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction. In such case, the Trustee may require us to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to us informing us of such determination.

Upon the occurrence of any Event of Default or Default, we shall give prompt written notice to the Trustee. In accordance with the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Senior Notes whether in connection with any breach by us of our obligations under the Senior Notes, the Indenture or otherwise, including by judicial proceedings, provided that we shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Senior Notes of any series prior to any date on which the principal of, or any interest on, the Senior Notes of any series would have otherwise been payable.

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Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Senior Notes whether for the recovery of amounts owing in respect of such Senior Notes or under the Indenture or in respect of any breach by us of our obligations under the Indenture or in respect of the Senior Notes, except that the Trustee and the holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Senior Notes are subject to the ranking provisions set forth in the Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

The provisions described under “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus do not apply to the Senior Notes.

Payment of Additional Amounts

The government of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax may require us to withhold or deduct amounts from payments on the Senior Notes for taxes or other governmental charges. If such a withholding or deduction is required, we may be required, subject to certain exceptions, to pay additional amounts such that the net amount paid to holders of the Senior Notes, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required (“Additional Amounts”). For more information on Additional Amounts and the situations in which we must pay Additional Amounts, see “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

Whenever in this prospectus supplement there is mentioned, in the context of the Senior Notes, the payment of the principal, premium, if any, or interest on or in respect of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts referred to above and further described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the Indenture and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Noteholder’s Waiver of Right to Set-Off

By acquiring a Senior Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up, liquidation or administration. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of such holders) against us are discharged by set-off, such holder (or the Trustee acting on behalf of such holders) will immediately pay an amount equal to the amount of such discharge to us or, in the event of a winding-up, liquidation or administration, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for senior creditors, and until such time as payment is made will hold a sum equal to such amount on trust for senior creditors, and accordingly such discharge shall be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 (Compensation and Reimbursement) of the Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Senior Notes.

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By its acquisition of Senior Notes, each holder (including each beneficial holder) of the Senior Notes acknowledges and agrees that, upon the exercise of any UK bail-in power by the relevant UK authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 (Control by Holders) of the Indenture, which authorises holders of a majority in aggregate outstanding principal amount of the Senior Notes to direct certain actions relating to the Senior Notes, and (b) neither the Base Indenture nor the Thirteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Senior Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that we and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

See “—Events of Default and Defaults; Limitation of Remedies” above for a description of the Trustee’s procedures and remedies available in connection with an Event of Default or Default.

Notices

All notices regarding a series of Senior Notes will be deemed to be validly given if sent by first-class mail to the holders of the Senior Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Senior Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Senior Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Senior Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Senior Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Subsequent Holders’ Agreement

Holders of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the UK bail-in power.

Governing Law

The Senior Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Indenture specifies, the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders with respect to the Senior Notes will be governed by and construed in accordance with the laws of Scotland.

Listing

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.

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UK AND U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of material UK and U.S. federal income tax consequences of the ownership and disposition of Senior Notes by a “U.S. holder” described below, that is not connected with us for UK tax purposes, that holds the Senior Notes as capital assets and that purchases the Senior Notes of any series in their initial offering at their “issue price”, which will be equal to the first price at which a substantial amount of the Senior Notes of the relevant series is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). For purposes of this discussion, a “U.S. holder” is a person eligible for the benefits of the UK-U.S. income tax treaty (the “Treaty”) that is, for U.S. federal income tax purposes, a beneficial owner of the relevant Senior Notes and (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances, including any special tax accounting rules set forth in Section 451 of the U.S. Internal Revenue Code of 1986, as amended, any alternative minimum tax or Medicare contribution tax consequences, as well as differing tax consequences that might apply to investors subject to special rules, such as:

•	persons who are resident in the UK or are temporary non-residents of the UK for UK tax purposes;

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities subject to a mark-to-market method of tax accounting with respect to the Senior Notes;

•	persons holding Senior Notes as part of a hedge or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes; or

•	persons carrying on a trade in the UK through a permanent establishment in the UK or carrying on a trade, profession or vocation in the UK through a branch or agency in the UK.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds a Senior Note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the status and activities of the partnership. A partnership or partner of a partnership holding a Senior Note should consult its tax advisor regarding the tax consequences of investing in the Senior Notes.

The statements regarding UK and U.S. tax laws and practices set out below, including those regarding the Treaty, are based on those laws, practices and conventions as of the date of this prospectus supplement. They are subject to changes in those laws, practices and conventions, and any relevant judicial decision which, in each case, may have retroactive effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder. In particular, this summary does not deal with the tax treatment of any Senior Note on or following any exercise of the UK bail-in power. You should satisfy yourself as to the tax consequences in your own particular circumstances of the acquisition, ownership and disposition of the Senior Notes.

United Kingdom

Payments of Interest. Interest that we pay on the Senior Notes will not be subject to withholding or deduction for or on account of UK tax, provided that the Senior Notes are and remain listed on the New York Stock Exchange or some other “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 or admitted to trading on a multilateral trading facility operated by a regulated recognised stock exchange for the purposes of the “quoted Eurobond” exemption under Section 882 and Section 987 of the Income Tax Act 2007.

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In all other cases, a sum on account of UK income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding on account of UK income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If such a direction is not given, we will generally be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Payments of interest on the Senior Notes constitute UK-source income for UK tax purposes and, as such, may be subject to UK tax by direct assessment, irrespective of the residence of the holder. Where the payments are made without withholding on account of UK tax, the payments will not be assessed to UK tax if you are not resident in the UK for tax purposes, except if you carry on a trade, profession or vocation in the UK through a UK branch or agency, or in the case of a corporate U.S. holder, if you carry on a trade in the UK through a permanent establishment in the UK in connection with which the payments are received or to which the Senior Notes are attributable, in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch or agency or permanent establishment.

Any person in the UK paying interest to, or receiving interest on behalf of, certain other persons, may be required to provide information in relation to the payment (including the name and address of the beneficial owner of the interest, whether or not resident in the UK) to HMRC. HMRC may communicate this information to the tax authorities of other jurisdictions.

Disposal (Including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Senior Note, be liable for UK taxation on gains realized, unless at the relevant time the U.S. holder is resident for tax purposes in the UK or carries on a trade, profession or vocation in the UK through a branch or agency in the UK or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the UK through a permanent establishment in the UK and the Senior Note was used in or for the purposes of the trade, profession or vocation or acquired for use and used by or held for the purposes of that branch or agency or permanent establishment.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the UK for a period of five years or less and who disposes of a Senior Note during that period may be liable to UK tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other taxpayer not subject to corporation tax will not, upon transfer or redemption of a Senior Note of any series, recognise any UK income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant tax year was resident for tax purposes in the UK or carried on a trade, profession or vocation in the UK through a branch or agency to which the Senior Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident for tax purposes in the UK and who do not carry on a trade in the UK through a permanent establishment in the UK to which the Senior Notes are attributable will not be liable to UK tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Senior Notes.

Stamp Duty and Stamp Duty Reserve Tax. The following paragraphs are drafted on the basis, as is expected to be the case, that the Senior Notes are “exempt loan capital” (that is, that section 79(4) of the Finance Act 1986 applies to the Senior Notes).

No UK stamp duty or UK stamp duty reserve tax (“SDRT”) should arise on the issue or transfer of the Senior Notes into a clearance service or depositary receipt arrangement.

No UK stamp duty or UK SDRT should be payable on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement.

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No UK stamp duty or UK SDRT should be payable on the redemption of the Senior Notes.

United States

General. The Senior Notes of each series should be treated as “variable rate debt instruments”.

Treatment of the Fixed Reset Rate Notes. The Fixed Reset Rate Notes should each be treated as providing for stated interest at a single fixed rate followed by a “qualified floating rate” (“QFR”) for U.S. federal income tax purposes. The following discussion assumes that this treatment will be respected.

Under the U.S. Treasury regulations applicable to variable rate debt instruments, in order to determine the amount of original issue discount (“OID”), if any, in respect of each series of Fixed Reset Rate Notes, an equivalent fixed rate debt instrument must be constructed for each of these series of Senior Notes. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the Fixed Reset Rate Notes, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which generally will be the value of that QFR as of the issue date of the Fixed Reset Rate Notes). Under the applicable U.S. Treasury regulations, the Fixed Reset Rate Notes generally will be treated as providing for qualified stated interest (“QSI”) at a rate equal to the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest under the applicable equivalent fixed rate debt instrument in excess of that rate generally would be treated as part of the stated redemption price at maturity and, therefore, as possibly giving rise to OID.

OID on the Senior Notes. Based on the application of the above rules to the Fixed Reset Rate Notes and the expected pricing terms of the Fixed Reset Rate Notes, we do not expect the Fixed Reset Rate Notes to be treated as issued with OID. We also do not expect the Floating Rate Notes to be issued with OID. The remaining discussion assumes that none of the Senior Notes will have OID for U.S. federal income tax purposes.

Stated Interest. Stated interest on a Senior Note (including any UK tax withheld) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest income from the Senior Notes (including any UK tax withheld) will constitute foreign source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex. If any UK taxes are imposed on interest payments, U.S. holders should consult their tax advisers regarding their creditability or deductibility in their particular circumstances (including any applicable limitations).

Sale, Exchange or Redemption. A U.S. holder will, upon the sale, exchange or redemption of a Senior Note, generally recognise capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest, which will be treated as a payment of interest, as described above) and the U.S. holder’s tax basis in the Senior Note. A U.S. holder’s tax basis in a Senior Note generally will equal the cost of the Senior Note to the U.S. holder. Any gain or loss will generally be U.S.-source capital gain or loss and will be long-term capital gain or loss if the Senior Note has been held for more than one year at the time of disposition. Long-term capital gains recognised by non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service in connection with payments on the Senior Notes and the proceeds from a sale or other disposition of the Senior Notes. A U.S. holder may be subject to U.S. backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

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Certain U.S. holders who are individuals (or certain specified entities) may be required to report information relating to non-U.S. accounts through which the U.S. holders may hold their Senior Notes (or information regarding the Senior Notes if the Senior Notes are not held through any financial institution). U.S. holders should consult their tax advisors regarding their reporting obligations with respect to the Senior Notes. The failure to comply with certain reporting obligations could result in the imposition of substantial penalties.

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UNDERWRITING/CONFLICTS OF INTEREST

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Senior Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally and not jointly agreed to purchase the respective principal amounts of the Senior Notes indicated opposite such Underwriter’s name in the following table.

	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of Floating Rate Notes
Underwriters
Goldman Sachs & Co. LLC	$	$	$
J.P. Morgan Securities LLC	$	$	$
NatWest Markets Securities Inc.	$	$	$
UBS Securities LLC	$	$	$
Wells Fargo Securities, LLC	$	$	$
Total	$	$	$

The underwriting agreement and the pricing agreement provide that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Senior Notes offered by this prospectus supplement if any of these Senior Notes are purchased.

The Senior Notes sold by the Underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement and may be offered to certain dealers at such price less a concession not in excess of % of the principal amount of the 20         Notes, % of the principal amount of the 20         Notes and % of the principal amount of the Floating Rate Notes. Any such securities dealers may resell any Senior Notes purchased from the Underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to % of the principal amount of the 20         Notes, % of the principal amount of the 20         Notes and % of the principal amount of the Floating Rate Notes. If all the Senior Notes are not sold at the initial public offering prices, the Underwriters may change the offering prices and the other selling terms. The offering of the Senior Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange. Each series of Senior Notes is a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Senior Notes.

The Senior Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the 20         Notes is and the ISIN is . The CUSIP number for the 20         Notes is and the ISIN is . The CUSIP number for the Floating Rate Notes is and the ISIN is .

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

We estimate that our total expenses for the offering, excluding underwriting discount, will be approximately $                            .

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the US Securities Act of 1933, as amended.

It is expected that delivery of the Senior Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the Senior Notes (such settlement cycle being referred to as “T+3”). Under Rule 15(c)6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days (as such term is used for purposes of Rule 15(c) 6-1 of the U.S. Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to make such trades should consult their own advisors.

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Conflicts of Interest

NatWest Markets Securities Inc., an affiliate of NatWest Group plc, is a FINRA member and an Underwriter in this offering, has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. NatWest Markets Securities Inc. is not permitted to sell Senior Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those Underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters (or persons acting on their behalf) may over-allot Senior Notes or effect transactions with a view to supporting the market price of the Senior Notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any such stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Senior Notes is made, and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which we received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the Senior Notes, whichever is the earlier. Any stabilization action or over-allotment must be conducted by the relevant Underwriter (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the relevant Underwriter (or persons acting on their behalf) and on the New York Stock Exchange.

These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Senior Notes than they are required to purchase from us in the offering.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the other Underwriters a portion of the underwriting discount received by it because the other Underwriters have repurchased Senior Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time and stabilizing transactions must be brought to an end after a limited period as set up above. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

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Selling Restrictions

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each Underwriter has represented and agreed that:

(a)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

PRIIPs Regulation / Prohibition of sales to EEA retail investors

This prospectus supplement has been prepared on the basis that any offer of Senior Notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Senior Notes. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Each Underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Senior Notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)       a retail client as defined in point (11) of Article 4(1) of MiFID II; or

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(ii)       a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Hong Kong

Each underwriter, severally and not jointly, has acknowledged that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Senior Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Senior Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold any Senior Notes or caused the Senior Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Senior Notes or cause the Senior Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 except:

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(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement and the accompanying prospectus, as well as any other material relating to the Senior Notes which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Senior Notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Senior Notes, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Senior Notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Senior Notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This prospectus supplement as well as any other material relating to the Senior Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

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Taiwan

The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in the ROC has been authorized to offer or sell the Senior Notes in the ROC.

Malaysia

Each Underwriter has acknowledged that no lodgement of the relevant documents with the Securities Commission Malaysia (“SC”) has been or will be made and no approval from the SC under the Capital Markets and Services Act 2007 of Malaysia (“CMSA”) has been or will be obtained and this prospectus supplement has not been nor will it be registered with the SC as a prospectus under the CMSA for the offering or issuance of the Senior Notes on the basis that the Senior Notes will be offered or sold exclusively to persons outside Malaysia. Accordingly, each Underwriter has acknowledged that it has not offered or sold any Senior Notes or caused such Senior Notes to be made the subject of an invitation for subscription or purchase nor will it offer or sell such Senior Notes or cause such Senior Notes to be made the subject of an invitation for subscription or purchase, nor has it circulated or distributed, nor will it circulate or distribute, either this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes, whether directly or indirectly, to any person in Malaysia.

South Korea

The Senior Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Senior Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any Korean resident (as such term is defined in the Foreign Exchange Transactions Act of Korea and the decree, rules and regulations promulgated thereunder), except as otherwise permitted under applicable Korean laws and regulations. Furthermore, the Senior Notes may not be transferred, re-offered or resold, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transactions Act of Korea and the decree, rules and regulations promulgated thereunder) for a period of one year from the date of issuance of the Senior Notes, except as otherwise permitted by applicable Korean laws and regulations. The aggregate number of Senior Notes offered in Korea and to Korean residents shall be less than 50, and by purchasing the Senior Notes, each noteholder will be deemed to represent, warrant and agree that for a period of one year from the date of issuance of the Senior Notes, the Senior Notes may not be sub-divided or re-denominated so as to result in increasing the aggregate number of such Senior Notes to 50 or more.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Senior Notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Senior Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Senior Notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

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LEGAL OPINIONS

Our U.S. counsel, Davis Polk & Wardwell London LLP, and U.S. counsel for the Underwriters, Milbank LLP, will pass upon certain United States legal matters relating to the Senior Notes. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the issue and sale of the Senior Notes. Our English solicitors, Davis Polk & Wardwell London LLP will pass upon certain tax matters of English law relating to the Senior Notes.

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EXPERTS

The consolidated financial statements of NatWest Group plc (the “Group”) appearing in the Group’s Annual Report (Form 20-F) for the year ended December 31, 2023, and the effectiveness of the Group’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and NatWest Group plc’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

NATWEST GROUP plc

$14,000,000,000

DEBT SECURITIES

DOLLAR PREFERENCE SHARES

CONTINGENT CONVERTIBLE SECURITIES

ORDINARY SHARES
RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

By this prospectus we may offer from time to time, together or separately, debt securities, including senior debt securities and subordinated debt securities, dollar preference shares, directly or in the form of American Depositary Shares, contingent convertible securities, ordinary shares, directly or in the form of American Depositary Shares, and rights to subscribe for ordinary shares (including in the form of American Depositary Shares). Our American Depositary Shares, or ADSs, each representing two ordinary shares (or a right to receive two ordinary shares), are listed on the New York Stock Exchange under the symbol “NWG”. In addition, our ordinary shares are listed on the London Stock Exchange. Our series of American Depositary Shares representing non-cumulative dollar preference shares and evidenced by American Depositary Receipts (Series U) are listed on the New York Stock Exchange.

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is January 11, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, dollar preference shares, contingent convertible securities, ordinary shares and rights to subscribe for ordinary shares, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain, among others, specific information about the terms of that offering and the risks relating to that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities we may offer under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “our” and “us” means NatWest Group plc and the term “NatWest Group” means NatWest Group plc and its subsidiaries.

NatWest Group plc publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities we may offer by this prospectus for general corporate purposes. NatWest Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when considered appropriate.

NATWEST GROUP PLC

NatWest Group plc is a public limited company incorporated in Scotland with registration number SC045551. NatWest Group plc was incorporated under Scots law on March 25, 1968. NatWest Group plc is the holding company of a large banking and financial services group. Headquartered in Edinburgh, NatWest Group plc operates primarily in the United Kingdom through a network of branches, local banks and non-bank subsidiaries. NatWest Group’s main operating companies include National Westminster Bank Plc, NatWest Markets Plc, The Royal Bank of Scotland plc and Coutts & Co. NatWest Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers. At September 30, 2021, Her Majesty’s Treasury’s (“HM Treasury”) percentage of total voting rights held in NatWest Group plc was 53.96% and its economic interest was 53.96%. This calculation does not take into account any shares repurchased by NatWest Group plc under its share buyback programme since its Total Voting Rights announcement on August 31, 2021. The percentage of voting rights held by HM Treasury is subject to change depending on the number of shares repurchased by NatWest Group plc and the sales made by HM Treasury under its trading plan announced on July 22, 2021.

NatWest Group plc’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

On July 22, 2020, NatWest Group plc changed its name from The Royal Bank of Scotland Group plc to NatWest Group plc.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Additional risks, if any, specific to a potential offering of class of securities issued under this prospectus will be set out in the applicable prospectus supplement. Terms relating to debt securities or contingent convertible securities used but not defined in these risk factors have the meaning ascribed thereto in the relevant indenture.

Risks relating to NatWest Group plc and the Group

For a description of the risks associated with NatWest Group plc and the Group, including certain risks associated with investments in NatWest Group plc’s securities, please refer to the “Risk Factors” section in our 2020 Annual Report filed with the SEC on Form 20-F and the summary risk factors in our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the six-months ended and as at June 30, 2021, which are incorporated by reference in this prospectus or similar sections in subsequent filings incorporated by reference in this prospectus.

Risks relating to NatWest Group plc’s Shares Generally

NatWest Group plc’s shares and American depositary shares may experience volatility which will negatively affect your investment.

In recent years major stock markets have experienced varying degrees of price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of our shares and ADSs, even if our operating results meet the expectations of the investment community. In addition, the following factors, among others, could cause the market price of our shares and ADSs to fluctuate significantly:

•	announcements by NatWest Group plc or its competitors relating to operating results, earnings, acquisitions or joint ventures, capital commitments or spending;

•	changes in financial estimates or investment recommendations by securities analysts;

•	changes in market valuations of other peer banks;

•	adverse economic performance or recession in the countries or markets in which we operate; or

•	disruptions in trading on major stock markets.

As a result of these and other factors, you may be unable to sell your shares and ADSs at or above the public offering price due to fluctuations in the market price.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

NatWest Group plc is incorporated under the laws of Scotland. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of U.S. courts against us or these persons based on the civil liability provisions of the U.S. federal securities laws.

Risks relating to the Debt Securities and Contingent Convertible Securities Generally

The debt securities and contingent convertible securities contain very limited Defaults and Events of Default provisions, and the remedies available thereunder are limited.

The debt securities and contingent convertible securities contain very limited Defaults and Events of Default provisions, and the remedies available thereunder are limited. The sole remedy available to the Trustee against the Issuer in case of a “Default”, being the failure to pay principal or interest on the debt securities or contingent convertible securities when it otherwise becomes due and payable (following the expiration of a specified grace period), is that the Trustee may commence a proceeding for our winding up and/or prove in our winding up. The Trustee may not, however, upon the occurrence of a Default, declare the principal amount of any outstanding debt securities or contingent convertible securities due and payable. While holders of the debt securities or contingent convertible securities will similarly not be able to accelerate a repayment of the principal amount of the debt securities or contingent convertible securities upon the occurrence of a Default, such holders shall have the right to sue for any payments that are due but unpaid.

An Event of Default will only occur if an order is made for our winding up which is not successfully appealed within 30 days or upon a valid adoption by our shareholders of an effective resolution for our winding up (in each case other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). On the occurrence of such an Event of Default, the Trustee and the holders of the debt securities or contingent convertible securities have only limited enforcement remedies. If such an Event of Default with respect to the debt securities or contingent convertible securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities or contingent convertible securities may declare the principal amount of, and any accrued but unpaid interest on, the debt securities or contingent convertible securities to be due and payable immediately.

Prior to the occurrence of an Event of Default, the debt securities and contingent convertible securities are subject to bail-in in the event the U.K. bail-in power is exercised. As a result, during such time as the Trustee is seeking to cause our winding up, your claims in such winding up could be reduced to zero.

Regulatory actions in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the debt securities and contingent convertible securities and your rights thereunder.

The Directive (EU) 2017/2399 of the European Parliament and of the Council of December 12, 2017, amending Directive 2014/59/EU as may be amended or replaced from time to time, (including, without limitation, by Directive (EU) 2019/879) (the “BRRD”) establishes an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. The BRRD requires all European Economic Area member states, which at the relevant time included the United Kingdom, to provide their relevant authorities with a set of tools to intervene sufficiently early and quickly with respect to an institution which is failing or likely to fail so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the broader economy and financial system.

In the United Kingdom, the majority of the requirements of the BRRD have been implemented into national law in the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”) and other legislation. The UK implementation of the BRRD included the introduction of the UK bail-in tool as of January 1, 2015.

The Banking Act confers substantial powers on relevant UK authorities designed to enable them to take a range of actions in relation to UK banks or investment firms and certain of their affiliates in the event a bank or investment firm in the same group is considered to be failing or likely to fail. The exercise of any of these actions in relation to NatWest Group plc or any entity within the Group could materially adversely affect the value of the debt securities and contingent convertible securities.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, HM Treasury), in consultation with the Prudential Regulation Authority, the Financial Conduct Authority and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the relevant UK authority to implement resolution measures with respect to a UK bank or investment firm and certain of its affiliates (including, for example, NatWest Group plc) (each a “relevant entity”) in circumstances in which the relevant UK authority is satisfied that the resolution conditions are met. Under the applicable regulatory framework and pursuant to guidance issued by the Bank of England, governmental financial support, if any is provided, would only be used as a last resort measure where a serious threat to financial stability cannot be avoided by other measures (such as the stabilization options described below, including the UK bail-in power) and subject to the limitations set out in the Banking Act.

The Banking Act grants broad powers to the relevant UK authorities and the application of such powers, or any suggestion of such application, could have a material adverse effect on the value or trading liquidity of the debt securities and contingent convertible securities or the rights of holders under the debt securities and contingent convertible securities and could lead to holders of the debt securities and contingent convertible securities losing some or all of the value of their investment in the debt securities and contingent convertible securities. These powers include the ability to (i) modify or cancel contractual arrangements to which an entity in resolution is party, in certain circumstances; (ii) suspend or override the enforcement provisions or termination rights that might be invoked by counterparties facing an entity in resolution, as a result of the exercise of the resolution powers; and (iii) disapply or modify laws in the UK (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

The exercise of the stabilization options or other powers conferred on the relevant UK authority under the Banking Act with respect to us, or any suggestion of any such exercise, could have a material adverse effect on the value or trading liquidity of the debt securities and contingent convertible securities or your rights under the debt securities and contingent convertible securities and could lead to holders of the debt securities and contingent convertible securities losing some or all of the value of their investment in the debt securities and contingent convertible securities.

Additional Risks Relating to Subordinated Debt Securities Generally

NatWest Group’s obligations under the subordinated debt securities are subordinated

The obligations of NatWest Group under the subordinated debt securities will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of NatWest Group’s creditors, other than claims in respect of any liability that ranks, or is expressed to rank, junior to or pari passu with the subordinated debt securities. We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the indenture governing the subordinated debt securities does not contain any provisions restricting our ability to incur senior indebtedness or the amount thereof. Although the subordinated debt securities may pay a higher rate of interest than comparable notes which are not so subordinated, there is a risk that an investor in such subordinated debt securities will lose all or some of its investment if NatWest Group becomes insolvent since the assets of NatWest Group would be available to pay such amounts only after all the senior creditors of NatWest Group have been paid in full.

On December 19, 2018, the Banks and Building Societies (Priorities on Insolvency) Order 2018 (the “Order”), came into effect. The Order implements BRRD as regards the ranking of unsecured debt instruments in insolvency hierarchy. Specifically, the Order splits a financial institution’s non-preferential debts into classes, and provides that ordinary non-preferential debts will rank ahead of secondary non-preferential debts and tertiary non-preferential debts. The subordinated debt securities would constitute tertiary non-preferential debts under the Order, and therefore both ordinary and secondary non-preferential debts would continue to rank ahead of claims in respect of the subordinated debt securities

Additional Risks Relating to the Contingent Convertible Securities Generally

The contingent convertible securities are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The contingent convertible securities are complex financial instruments that involve a high degree of risk. As a result, an investment in the contingent convertible securities will involve certain increased risks compared to other categories of securities. Each potential investor of the contingent convertible securities must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the contingent convertible securities, the merits and risks of investing in the contingent convertible securities and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the contingent convertible securities and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the contingent convertible securities, including where the currency for principal or interest payments, i.e., US dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the contingent convertible securities could be lost, including following the exercise by the relevant UK resolution authority of any resolution powers;

(iv)	understand thoroughly the terms of the contingent convertible securities, such as the provisions governing cancellation of interest, and be familiar with the behaviour of any relevant indices and financial markets and the resolution regime applicable to the Group, including the possibility that the contingent convertible securities may become subject to write-down or conversion if the resolution powers or UK bail in powers are exercised; and

(v)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the contingent convertible securities unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the contingent convertible securities will perform under changing conditions and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the base prospectus or incorporated by reference herein.

The contingent convertible securities have no scheduled maturity and no fixed redemption date and you do not have the right to cause the contingent convertible securities to be redeemed or otherwise accelerate the repayment of the principal amount of the contingent convertible securities except in very limited circumstances.

The contingent convertible securities are perpetual securities and have no fixed maturity date or fixed redemption date and holders and beneficial owners of the contingent convertible securities may not request any redemption of the contingent convertible securities at any time. Although under certain circumstances we may redeem the contingent convertible securities, we are under no obligation to do so and you have no right to call for their redemption.

There is no right of acceleration in the case of any non-payment of principal of, or interest on, the contingent convertible securities or in the case of a failure by us to perform any other covenant under the contingent convertible securities or under the indenture govering the contingent convertible securities. Accordingly, we are not required to make any repayment of the principal amount of Notes at any time or under any circumstances other than in certain situations.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that will apply to any senior debt securities and subordinated debt securities that may be offered by NatWest Group plc. Consequently, when we refer to “debt securities” in this prospectus, we mean the senior debt securities and the subordinated debt securities that may be issued by NatWest Group plc. The term “debt securities” does not include the “contingent convertible securities” described under “Description of Contingent Convertible Securities”.

Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific terms of your security and may contain additional terms of those debt securities to those described in this prospectus or terms that differ from those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Senior debt securities will be issued by NatWest Group plc under the senior debt indenture as supplemented by supplemental indentures as required. Subordinated debt securities will be issued by NatWest Group plc under the subordinated debt indenture as supplemented by supplemental indentures as required.

Each indenture is a contract between us and The Bank of New York Mellon, as trustee. The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indenture and may be included in any supplements thereto. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are senior debt securities or subordinated debt securities;

•	with respect to the subordinated debt securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, the redemption terms and the events of default applicable to each series of the subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate, a floating rate or a combination thereof. We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “ –Modification and Waiver” below.

If we issue senior debt securities designed to count towards the EU minimum requirements for own funds and eligible liabilities framework, the terms (including the events of default and redemption options) of those securities may differ from those described in this prospectus and will be set out in the relevant prospectus supplement.

If we issue subordinated debt securities that qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, our obligation to make such payment shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions that apply to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, in a winding-up or qualifying administration, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up, qualifying administration or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings or a qualifying administration should occur, each holder of subordinated debt securities may recover less ratably than the holders of our unsubordinated liabilities (including holders of senior debt securities). If, in any winding-up or qualifying administration, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up or a qualifying administration in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up, liquidation or qualifying administration, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because NatWest Group plc is a holding company, its rights to participate in the assets of any subsidiary as a shareholder if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors.

Additional Amounts

All amounts to be paid by us on any series of debt securities will be paid without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts with respect to the principal of, premium, if any, and interest, if any, on any series of debt securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the debt securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such debt securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a debt security, or the collection of the payment on any debt security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the debt security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant debt security or the payment on such debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment on the debt security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

As used in this “Additional Amounts” section, the term “payment” means, in the context of senior debt securities and subordinated debt securities, payments of principal of, premium, if any, and interest, if any, on such securities. Whenever in this prospectus or any prospectus supplement there is mentioned, in the context of senior debt securities or subordinated debt securities, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any such security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon (i) not less than five business days, and not more than 60 calendar days’ notice in respect of the senior debt securities, or (ii) not less than 30 days, and not more than 60 days’ notice in respect of our subordinated debt securities, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date specified in the terms of the debt securities:

•	in making any payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•	payments on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to debt securities

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender or by private agreement, if applicable law allows and if, in the case of the subordinated debt securities, certain other conditions which may be specified in the applicable prospectus supplement are satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Prudential Regulatory Authority (“PRA”) requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account unless, among other things, we give prior notice to the PRA and, in certain circumstances, it grants permission. The PRA may impose conditions on any redemption or repurchase all of which will be set out in the prospectus supplement and supplemental indenture with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates of, or any premium payable upon the redemption of, any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•	modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•	we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding-up.

Subordinated Debt Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of amalgamation or reconstruction not involving our bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indenture also separately provides for “Subordinated Debt Security Defaults”. The relevant prospectus supplement with respect to any series of subordinated debt securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults. The indenture permits the issuance of subordinated debt securities in one or more series and whether a Subordinated Debt Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding-up, but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do and the other relevant conditions for such assumption are satisfied, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “–Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of subordinated debt securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

Until such time as any definitive securities are issued, there may, so long as any global securities in registered form representing the debt securities are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the debt securities, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the debt securities to the trustee shall be in writing to the trustee at its corporate trust office. While any of the debt securities are represented by a global securities in registered form, such notice may be given by any holder to the trustee through DTC in such manner as DTC may approve for this purpose.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (the “TIA”). Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in them by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our debt securities. The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares.

Consent to Service of Process

We irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the general terms of the dollar preference shares of any series. Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our board of directors or an authorized committee thereof (referred to in this section as the board of directors) adopt. These terms may amend, supplement or be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply. You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the summary of the general terms of the ADR deposit agreement under which Dollar Preference Share American Depositary Receipts (“Dollar Preference Share ADRs”) evidencing American Depositary Shares (“Dollar Preference Share ADSs”) that may represent dollar preference shares may be issued, under the heading “Description of Dollar Preference Share American Depositary Shares”.

If we issue dollar preference shares that qualify as capital for regulatory purposes, the terms of such dollar preference shares may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

General

Under our Articles of Association, our board of directors is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors. Our board of directors may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of Dollar Preference Share ADSs and the number of dollar preference shares represented by each Dollar Preference Share ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	the circumstances under which dividends may not be payable;

•	voting rights;

•	the restrictions applicable to the sale and delivery of the dollar preference shares;

•	whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of dollar preference shares.

The dollar preference shares of any series will rank junior as to dividends to any cumulative preference shares, equally as to dividends with any other non-cumulative preference shares, any exchange preference shares and any sterling preference shares, equally as to repayment of capital on a winding-up or liquidation with any other non-cumulative preference shares, any exchange preference shares, any sterling preference shares and any cumulative preference shares and, unless the resolutions of our board of directors establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them. The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, any euro preference shares, and any sterling preference shares will be or are non-cumulative. Holders of dollar preference shares will have no pre-emptive rights.

The dollar preference shares will rank in priority to our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

There are no restrictions under our Articles of Association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares. There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

Pursuant to our Articles of Association, our board of directors may resolve prior to the issue and allotment of any series of dollar preference shares that full dividends on such series of dollar preference shares in respect of a particular dividend payment date will not be declared and paid if, (i) in its sole and absolute discretion, the board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the PRA that apply at that time to us and/or any of our subsidiaries, or subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series. The U.K. Companies Act 2006 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

Unless the applicable prospectus supplement states otherwise, if dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits, (if any) on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the dollar preference shares of the series and the dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards distribution of profits will bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other non-cumulative preference shares, and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, bear to each other.

Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not declare or pay any dividends upon any of our other share capital (other than the cumulative preference shares) and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date. If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not redeem, purchase or otherwise acquire for any consideration any of our other share capital and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

To the extent that any dividend on any dollar preference share to which sub-clause (i) of the second paragraph of this section applies is, on any occasion, not declared and paid by reason of the exercise of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, holders of such dollar preference shares shall have no claim in respect of such non-payment. In addition, such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other series of dollar preference shares or on any of our non-cumulative preference shares expressed to rank pari passu with our dollar preference shares, (b) the setting aside of sums for the payment of dividends referred to in (a), (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares as a result of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such dollar preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time as we have declared and paid in full dividends on such series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such dollar preference shares as to dividends until such time as the dividend stated to be payable on the dollar preference shares to which the discretion in sub-clause (i) of the second paragraph of this section applies in respect of a dividend period has been declared and paid in full.

No series of dollar preference shares rank after any other series of preference shares with which it is expressed to rank pari passu as regards participation in profits, by reason only of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, or any dividend on that series not being paid by virtue of such discretion.

Dividends on the dollar preference shares of any series will be non-cumulative. If the board of directors does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period. The holders of the dollar preference shares of any series will have no right to participate in our profits.

Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period, unless the applicable prospectus supplement states otherwise. Payments of less than $0.01 will be rounded upwards.

Dividends declared on the dollar preference shares of any series will be payable to the Dollar Preference Share ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors determines before the allotment of the particular series. If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares. If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day. A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in U.S. dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series. If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets. If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding-up or liquidation, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Optional Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date no earlier than five years and one day after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Each notice of redemption will specify:

•	the redemption date;

•	the particular dollar preference shares of the series to be redeemed;

•	the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

If certain limitations contained in our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit (including, without limitation, the U.S. federal securities laws), we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine. Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, we may not redeem or purchase any dollar preference shares unless we give prior notice to the PRA and, in certain circumstances, it (i) consents in advance and (ii) at the time when the notice of redemption is given and immediately following such redemption, we are or will be (as the case may be) in compliance with our capital adequacy requirements as provided in the regulations relating to capital adequacy then in effect of the PRA. The PRA may impose conditions on any redemption or purchase.

Voting Rights

The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up, the holders of the outstanding dollar preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement. Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors determines, as specified in the prospectus supplement.

Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person, and each proxy for a holder, shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors determines, as specified in the relevant prospectus supplement.

Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•	the chairman of the meeting;

•	not less than three shareholders present in person or by proxy;

•	the Dollar Preference Share ADR depositary;

•	a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•	a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene a general meeting. In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “–Variation of Rights”.

At September 30, 2021, we had 11,641,829,459 ordinary shares outstanding (including treasury shares). The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form

The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

The dollar preference shares of each series will be represented by a single certificate. If in registered form, the certificate will be issued to the Dollar Preference Share ADR depositary and if in bearer form the certificate will be deposited with the Dollar Preference Share ADR depositary under the Dollar Preference Share ADR deposit agreement. We may consider the Dollar Preference Share ADR depositary to be the holder and absolute owner of any series of dollar preference shares represented by the certificate so deposited for all purposes. Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the Dollar Preference Share ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons. If a Dollar Preference Share ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal. Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series. Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons. If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them. Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the United Kingdom. Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges. The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable U.K. tax laws and regulations in effect at the time of the exchange. No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% of the issued dollar preference shares of that series or with the sanction of a special resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series. A special resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% of the issued dollar preference shares of a particular series or the sanction of a special resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series. Each such notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of dollar preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of service of notices is not entitled to receive notices of meetings. For a description of notices that we will give to the Dollar Preference Share ADR depositary and that the Dollar Preference Share ADR depositary will give to Dollar Preference Share ADR holders, you should see “Where You Can Find More Information”.

Governing Law

The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

The relevant prospectus supplement will specify who will act as registrar and paying agent for the dollar preference shares of each series.

DESCRIPTION OF DOLLAR PREFERENCE SHARE AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the Dollar Preference Share ADR deposit agreement under which the Dollar Preference Share ADRs may be issued. The Dollar Preference Share ADR deposit agreement is among us, The Bank of New York Mellon, as depositary, and all holders from time to time of Dollar Preference Share ADRs issued under it. This summary does not purport to be complete. You should read the Dollar Preference Share ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the Dollar Preference Share ADR deposit agreement at the principal offices of The Bank of New York Mellon in The City of New York and London.

American Depositary Receipts

Dollar Preference Share ADRs will evidence American depositary shares (“Dollar Preference Share ADSs”) of a particular series, which will represent dollar preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each Dollar Preference Share ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the Dollar Preference Share ADR depositary or the London branch of The Bank of New York Mellon, as custodian. A Dollar Preference Share ADR may evidence any number of Dollar Preference Share ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the Dollar Preference Share ADR deposit agreement, the Dollar Preference Share ADR depositary will execute and deliver at its principal office, which is presently located at 240 Greenwich Street, New York, NY 10286, to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR or Dollar Preference Share ADRs registered in the name of that person or persons evidencing the number of Dollar Preference Share ADSs of the series corresponding to the dollar preference shares of that series.

Upon surrender of Dollar Preference Share ADRs at the principal office of the Dollar Preference Share ADR depositary and upon payment of the taxes, charges and fees provided in the Dollar Preference Share ADR deposit agreement and subject to the terms of the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR holder is entitled to delivery to or upon its order, at the principal office of the Dollar Preference Share ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered Dollar Preference Share ADRs. The forwarding of share certificates and other documents of title for delivery at the principal office of the Dollar Preference Share ADR depositary will be at the risk and expense of the Dollar Preference Share ADR holder.

Dividends and Other Distributions

The Dollar Preference Share ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares. The cash amount distributed will be reduced by any amounts that we or the Dollar Preference Share ADR depositary must withhold on account of taxes.

If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will distribute the property received by it to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares. If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of that series, the Dollar Preference Share ADR depositary may, if we approve, and will, if we request, distribute to Dollar Preference Share ADR holders, in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares, additional Dollar Preference Share ADRs for an aggregate number of Dollar Preference Share ADSs of that series received as the dividend or free distribution. If the Dollar Preference Share ADR depositary does not distribute additional Dollar Preference Share ADRs, each Dollar Preference Share ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

If the Dollar Preference Share ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among Dollar Preference Share ADR holders or if for any other reason, including any requirement that we or the Dollar Preference Share ADR depositary withhold an amount on account of taxes, the Dollar Preference Share ADR depositary deems that such a distribution is not feasible, the Dollar Preference Share ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the Dollar Preference Share ADR depositary must withhold to Dollar Preference Share ADR holders as in the case of a distribution received in cash.

Redemption of Dollar Preference Share ADSs

If we redeem any dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of Dollar Preference Share ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares. The Dollar Preference Share ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares. If we redeem less than all of the outstanding dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will select the Dollar Preference Share ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented. We must give our notice of redemption in respect of the dollar preference shares of a particular series to the Dollar Preference Share ADR depositary before the redemption date and the Dollar Preference Share ADR depositary will promptly deliver the notice to all holders of Dollar Preference Share ADRs of the corresponding series.

Record Dates

Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the Dollar Preference Share ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will fix a record date for the determination of the Dollar Preference Share ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of Dollar Preference Share ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the Dollar Preference Share ADR deposit agreement. Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will, as soon as practicable thereafter, send to the record holders of Dollar Preference Share ADRs of the corresponding series a notice which shall contain:

•	summary of the notice of meeting;

•	a statement that the record holders of Dollar Preference Share ADRs at the close of business on a specified record date are entitled under the Dollar Preference Share ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the Dollar Preference Share ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their Dollar Preference Share ADSs; and

•	a brief statement of how they may give instructions, including an express indication that they may instruct the Dollar Preference Share ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

The Dollar Preference Share ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of Dollar Preference Share ADRs that it receives on or before the date set by the Dollar Preference Share ADR depositary. The Dollar Preference Share ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of Dollar Preference Share ADRs.

Inspection of Transfer Books

The Dollar Preference Share ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of Dollar Preference Share ADRs that at all reasonable times will be open for inspection by Dollar Preference Share ADR holders. However, this inspection may not be for the purpose of communicating with Dollar Preference Share ADR holders in the interest of a business or object other than our business or a matter related to the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADRs.

Reports and Notices

The Dollar Preference Share ADR depositary will make available at its principal office for inspection by Dollar Preference Share ADR holders any reports and communications received from us that are both received by the Dollar Preference Share ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts. The Dollar Preference Share ADR depositary will also send copies of those reports to Dollar Preference Share ADR holders when furnished by us as provided in the Dollar Preference Share ADR deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the Dollar Preference Share ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares. The Dollar Preference Share ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the Dollar Preference Share ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of the corresponding series.

Amendment and Termination of the Dollar Preference Share ADR Deposit Agreement

The form of the Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series and any provisions of the Dollar Preference Share ADR deposit agreement relating to those Dollar Preference Share ADRs may at any time and from time to time be amended by agreement between us and the Dollar Preference Share ADR depositary in any respect which we may deem necessary or desirable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, will not take effect as to any Dollar Preference Share ADRs until 30 days after notice of the amendment has been given to the record holders of those Dollar Preference Share ADRs. Every holder of any Dollar Preference Share ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the Dollar Preference Share ADR to consent and agree to the amendment and to be bound by the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADR as amended. In no event may any amendment impair the right of any holder of Dollar Preference Share ADRs to surrender Dollar Preference Share ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the Dollar Preference Share ADRs.

Whenever we direct, the Dollar Preference Share ADR depositary has agreed to terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding Dollar Preference Share ADRs at least 30 days before the date fixed in the notice for termination. The Dollar Preference Share ADR depositary may likewise terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding Dollar Preference Share ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the Dollar Preference Share ADR deposit agreement. If any Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series remain outstanding after the date of any termination, the Dollar Preference Share ADR depositary will then discontinue the registration of transfers of those Dollar Preference Share ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the Dollar Preference Share ADR deposit agreement with respect to those Dollar Preference Share ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for Dollar Preference Share ADRs surrendered to it. At any time after two years from the date of termination of the Dollar Preference Share ADR deposit agreement as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, the Dollar Preference Share ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs and may hold the net proceeds, together with any other cash then held by it under the Dollar Preference Share ADR deposit agreement in respect of those Dollar Preference Share ADRs, without liability for interest, for the ratable benefit of the holders of Dollar Preference Share ADRs that have not previously been surrendered.

Charges of Dollar Preference Share ADR Depositary

The Dollar Preference Share ADR depositary will charge the party to whom it delivers Dollar Preference Share ADRs against deposits, and the party surrendering Dollar Preference Share ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the Dollar Preference Share ADRs issued or surrendered. We will pay all other charges of the Dollar Preference Share ADR depositary and those of any registrar, co-transfer agent and co-registrar under the Dollar Preference Share ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•	taxes, including U.K. stamp duty or U.K. stamp duty reserve tax, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•	cable, telex, facsimile transmission and delivery charges which the Dollar Preference Share ADR deposit agreement provides are at the expense of the holders of Dollar Preference Share ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•	expenses incurred or paid by the Dollar Preference Share ADR depositary in any conversion of foreign currency into dollars.

You will be responsible for any taxes or other governmental charges payable on your Dollar Preference Share ADRs or on the deposited securities underlying your Dollar Preference Share ADRs (including U.K. stamp duty or U.K. stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your Dollar Preference Share ADRs). The Dollar Preference Share ADR depositary may refuse to transfer your Dollar Preference Share ADRs or allow you to withdraw the deposited securities underlying your Dollar Preference Share ADRs until such taxes or other charges are paid. The Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency.

General

Neither the Dollar Preference Share ADR depositary nor we will be liable to Dollar Preference Share ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the Dollar Preference Share ADR deposit agreement. The obligations of both of us under the Dollar Preference Share ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any Dollar Preference Share ADSs of a particular series are listed on one or more stock exchanges in the United States, the Dollar Preference Share ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the Dollar Preference Share ADRs evidencing the Dollar Preference Share ADSs in accordance with any exchange requirements. The registrars or co-registrars may be removed and a substitute or substitutes appointed by the Dollar Preference Share ADR depositary if we request or with our approval.

The Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of any series are transferable on the books of the Dollar Preference Share ADR depositary. However, the Dollar Preference Share ADR depositary may close the transfer books as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Dollar Preference Share ADR evidencing Dollar Preference Share ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the Dollar Preference Share ADR depositary or the custodian may require the person presenting the Dollar Preference Share ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the Dollar Preference Share ADR deposit agreement, and the Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency. Any person presenting dollar preference shares of any series for deposit or any holder of a Dollar Preference Share ADR may be required from time to time to furnish the Dollar Preference Share ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the Dollar Preference Share ADR depositary or the custodian deems necessary or proper. Until those requirements have been satisfied, the Dollar Preference Share ADR depositary may withhold the delivery or registration of transfer of any Dollar Preference Share ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution. The delivery, transfer and surrender of Dollar Preference Share ADRs of any series generally may be suspended during any period when the transfer books of the Dollar Preference Share ADR depositary are closed or if we or the Dollar Preference Share ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Dollar Preference Share ADR deposit agreement or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Dollar Preference Share ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

•	temporary delays caused by closing our transfer books or those of the Dollar Preference Share ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	compliance with any U.S. or foreign laws or governmental regulations relating to the Dollar Preference Share ADRs of the series or to the withdrawal of the deposited securities.

The Dollar Preference Share ADR deposit agreement and the Dollar Preference Share ADRs are governed by and construed in accordance with New York law.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms that will apply to any contingent convertible securities that may be offered by us.

Each time that we issue contingent convertible securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific terms of your security and may contain additional terms of those contingent convertible securities to those described in this prospectus or terms that differ from those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your contingent convertible security. Contingent convertible securities will be issued by us under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further contingent convertible securities. You should also read the indenture and any related supplemental indenture establishing such contingent convertible securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Contingent convertible securities means our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The contingent convertible securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

We may issue contingent convertible securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible securities will describe the terms of the offered contingent convertible securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the contingent convertible securities;

•	whether such contingent convertible securities will be dated contingent convertible securities with a specified maturity date or undated contingent convertible securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred or cancelled, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	the terms on which the contingent convertible securities may or are required to convert into ordinary shares of NatWest Group plc and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the contingent convertible securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the contingent convertible securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the contingent convertible securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the contingent convertible securities following those developments; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of contingent convertible securities.

Contingent convertible securities may bear interest at a fixed rate, a floating rate or a combination thereof. We may sell any contingent convertible securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of contingent convertible securities shall have no voting rights except those described under the heading “–Modification and Waiver” below, unless and until such contingent convertible securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares–Share Capital–Voting Rights”.

If we issue subordinated contingent convertible securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of contingent convertible securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the contingent convertible securities indenture.

Subordination

Each contingent convertible security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of any series of contingent convertible securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Events of Default; Limitation of Remedies

Events of Default

The relevant prospectus supplement with respect to any series of contingent convertible securities shall set out what events, if any, shall be considered Events of Defaults and what remedies, if any, that may be available to holders. The indenture permits the issuance of contingent convertible securities in one or more series and whether an Event of Default, if applicable, has occurred is determined on a series-by-series basis.

If an Event of Default provided for in a supplemental indenture for any series of contingent convertible securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding contingent convertible securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such contingent convertible securities, of all the contingent convertible securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, by accepting a contingent convertible security, each holder and the trustee (acting on behalf of the holders) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the contingent convertible security or the indenture (or between our obligations under or in respect of any contingent convertible security and any liability owed by a holder to us) that they (or the trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up.

Events of Default - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any contingent convertible security or a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each contingent convertible securities of such series.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of contingent convertible securities, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any contingent convertible securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the contingent convertible securities of any series, give to each holder of the contingent convertible securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts of principal, premium, if any, and interest, if any, on any series of contingent convertible securities will be paid by us without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts in respect of, payments of the principal amount of, premium, if any, and interest, if any, on any series of contingent convertible securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the contingent convertible securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such contingent convertible securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the contingent convertible security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a contingent convertible security, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on any contingent convertible security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant contingent convertible security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant contingent convertible security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the contingent convertible security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant contingent convertible security or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on such contingent convertible security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment of principal of, premium, if any, or interest, if any, on the contingent convertible security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in this prospectus or any prospectus supplement there is mentioned, in any context, the payment of the principal of, premium, if any, or interest, if any, and any other payments on, or in respect of, any contingent convertible security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible securities, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of contingent convertible securities without the consent of the holders of such contingent convertible securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than a majority in aggregate outstanding principal amount of the contingent convertible securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible security affected that would:

•	change the stated maturity, if any, of any principal amount of any contingent convertible security;

•	change the terms of any contingent convertible security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, or the payments with respect to any contingent convertible security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	modify the subordination provisions or the terms of our obligations in respect of the payment of amounts due and payable on the contingent convertible securities in a manner adverse to the holders, in each case other than as permitted under the applicable indenture; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, we and the trustee may amend or supplement the applicable indenture or the contingent convertible securities without the consent of any holders of the contingent convertible securities to conform the provisions of the applicable indenture to this “Description of Contingent Convertible Securities” section in this prospectus.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the contingent convertible securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA), a holding company of us or any of our wholly-owned subsidiaries may assume our obligations under the contingent convertible securities of any series without the consent of any holder, provided that certain conditions are satisfied. If the conditions set out in the contingent convertible securities indenture are satisfied, all of our direct payment obligations under the contingent convertible securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming holding company or wholly-owned subsidiary is organized or tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The holding company or wholly-owned subsidiary, as the case may be, that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described in “–Redemption” above or in the supplemental indenture with respect to the particular series of contingent convertible securities.

An assumption of our obligations under the contingent convertible securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those contingent convertibles securities for new contingent convertible securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible securities and the indenture will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act, except that, as the indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of contingent convertible securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered contingent convertible securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of contingent convertible securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our contingent convertible securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of our preference shares and our ordinary shares.

Consent to Service of Process

Under the indenture, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any contingent convertible securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND
CONTINGENT CONVERTIBLE SECURITIES

Agreement with Respect to the Exercise of U.K. Bail-in Power

The senior debt securities indenture contains, and NatWest Group plc expects that any supplemental indenture to the senior debt securities indenture, subordinated debt securities indenture and contingent convertible securities indenture, as required, will contain, in respect of the securities governed thereby, certain provisions substantially to the following effect. In addition, such provisions will be more fully set out in the relevant supplemental indenture and summarized in the relevant prospectus supplement.

The securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the securities of a series, by its acquisition of the securities, each holder of such securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under the terms of the securities or the indentures.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to NatWest Group plc or other members of the NatWest Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of the UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

Form of Debt Securities and Contingent Convertible Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the debt securities and contingent convertible securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary identified in the applicable prospectus supplement, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or contingent convertible securities, as applicable, are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “–Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or contingent convertible securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or contingent convertible securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or contingent convertible securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or contingent convertible securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or the contingent convertible securities, as applicable.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or contingent convertible securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of debt securities and contingent convertible securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and contingent convertible securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and contingent convertible securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or contingent convertible securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and contingent convertible securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures - DTC

DTC participants that hold debt securities or contingent convertible securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and contingent convertible securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or contingent convertible securities, as applicable, will be credited free of payment on the settlement date.

Clearance and Settlement Procedures - Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or contingent convertible securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or contingent convertible securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or contingent convertible securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or contingent convertible securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or contingent convertible securities, as applicable, either against payment or free of payment.

The interests in the debt securities or contingent convertible securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or contingent convertible securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or contingent convertible securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or contingent convertible securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or contingent convertible securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or contingent convertible securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or contingent convertible securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or contingent convertible securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or contingent convertible securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or contingent convertible securities, as applicable, or to receive or make a payment or delivery of the debt securities or contingent convertible securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or contingent convertible securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or contingent convertible securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or contingent convertible securities, as applicable, when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or contingent convertible securities should be exchanged for definitive debt securities or contingent convertible securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or contingent convertible security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or contingent convertible securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive contingent convertible securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive contingent convertible securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or contingent convertible securities, as applicable. Payments will be made in respect of the debt securities or contingent convertible securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or contingent convertible securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or contingent convertible securities, as applicable, cancel the book-entry debt securities or contingent convertible securities, as applicable, of that series, and distribute the definitive debt securities or contingent convertible securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the material terms of the NatWest Group plc ordinary shares of nominal value of £1 per share, as set forth in our articles of association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our articles of association, which are filed as an exhibit to the registration statement of which this document is a part. Our ordinary shares may be offered in ordinary share or American depository share form. Our ADSs are described in the Form of Deposit Agreement on Form F-6 filed with the SEC on October 6, 2020 and below under the caption “Description of Ordinary Share American Depositary Shares”.

Share Capital

As at September 30, 2021, our allotted, called up and fully paid share capital was as follows.

Class of Share	number (in thousands)	amount (in £m)
Ordinary shares of £1 (1)	11,641,829	11,642
Non-cumulative preference shares of U.S.$0.01	10	-
Cumulative preference shares of £1	900	1

______________________

(1)	There is no authorised share capital under NatWest Group plc’s constitution. The directors had authority granted at the 2021 Annual General Meeting to issue up to £608 million nominal of ordinary shares other than by pre-emption to existing shareholders.

Voting Rights

Subject to any special rights or restrictions provided by the articles of association attaching to any shares or class of shares, on a show of hands every member who is present in person or by proxy shall have one vote (except that a proxy who is appointed by more than one member has one vote for and one vote against if the proxy has been instructed by one or more members to vote for the resolution and by one or more members to vote against the resolution), and on a poll every member who is present in person or by proxy shall have one vote for each 25 pence in nominal amount of shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of NatWest Group plc or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof. Whenever a holder is entitled to vote at a general meeting, on a show of hands every shareholder who is present in person has one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the directors prior to allotment.

Shareholders’ Meetings

The Board must call an annual general meeting in each period of six months beginning with the day following our accounting reference date. Other general meetings may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 5% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be signed by the requesting shareholders and deposited at our registered office or an address specified by us for the purpose. If our directors fail to give notice of such meeting to shareholders within 21 days from receipt of notice (the meeting in question to be held on a date not more than 28 days after the date of the notice convening the meeting), the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days’ notice of a general meeting but, in the case of any general meeting other than an annual general meeting, the Companies Act 2006 (the “2006 Act”) allows us to use a shorter notice period of 14 days provided that certain conditions are met, including the passing of an appropriate resolution at an annual general meeting. Notice shall be given to the auditors and to every member of NatWest Group plc, other than those who are not entitled to receive such notice under the provisions of the articles of association.

We may not hold an annual or general meeting at short notice other than in relation to a general meeting that is adjourned.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend, speak and vote in person or by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting (as described below under “–Quorum”).

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of NatWest Group plc.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days’ notice of the adjourned meeting (or such longer notice as may be required by statute) shall be given. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

An ordinary resolution must receive more than 50% of the votes cast to be passed. A special resolution must receive at least 75% of the votes cast in order to be passed.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of an annual general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director’s and Auditors’ reports, to every member of NatWest Group plc and every person who is entitled to receive notice of the meeting. Alternatively, such persons can elect to receive only a copy of NatWest Group plc’s strategic report or can elect to view the aforementioned documents on our website.

Dividends

Subject to the provisions of the 2006 Act and Clause 123 of the Articles, we may, by ordinary resolution, declare dividends on ordinary shares save that no dividend shall be payable except out of profits available for distribution, or in excess of the amount recommended by the Board or in contravention of the special rights attaching to any share. Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We may cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish any new address or account of the registered holder. We may resume sending warrants and cheques if the holder requests such recommencement in writing.

Preference shares

Each cumulative preference share confers the right to a fixed cumulative preferential dividend payable half-yearly. Each non-cumulative preference share confers the right to a preferential dividend (not exceeding a specified amount) payable in the currency of the relevant share. The rate of such dividend and the date of payment thereof, together with the terms and conditions of the dividend, are as may be determined by the directors prior to allotment. Cumulative preference share dividends are paid in priority to any dividend on any other class of share. The non-cumulative preference shares rank for dividend after the cumulative preference shares but rank pari passu with each other and any shares expressed to rank, in terms of participation in our profits, in some or all respects pari passu therewith and otherwise in priority to dividends payable on the ordinary shares and any of our other share capital. The directors may resolve prior to the issue and allotment of any series of non-cumulative preference shares that full dividends in respect of a particular dividend payment date will not be declared and paid if, (i) in their sole and absolute discretion, the directors resolve prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid and/or (ii) in the opinion of the directors, payment of a dividend would cause a breach of the UK Prudential Regulation Authority’s capital adequacy requirements applicable to us or our subsidiaries, or subject to the next following paragraph, insufficient distributable profits are available to cover the payment in full of all dividends after having paid any dividends payable on any of the cumulative preference shares. If dividends will be paid but, in the opinion of the directors, insufficient distributable profits are available to cover the payment in full of dividends after having paid any dividends payable on any of the cumulative preference shares, dividends will be declared by the directors, pro rata on the non-cumulative preference shares to the extent of the available distributable profits. The non-cumulative preference shares will carry no further rights to participate in our profits and if, and to the extent, any dividend or part of any dividend is on any occasion not paid for any of the reasons described above, holders of non-cumulative preference shares will have no claim in respect of such non-payment.

If any dividend is not payable for the reasons described in clause (ii) of the third paragraph of this subsection, the directors may pay a special dividend not exceeding U.S.$0.01, £0.01 or €0.01 (depending on the currency of the relevant preference share) per share.

If the dividend payable on any series of non-cumulative preference shares on the most recent payment date is not paid in full, or if a sum is not set aside to provide for such payment in full, in either case for the reasons set forth in clause (ii) of the third paragraph of this subsection, no dividends may be declared on any of our other share capital and no sum may be set aside for the payment of a dividend on any of our other share capital (in each case other than the cumulative preference shares), unless, on the date of declaration, an amount equal to the dividend payable in respect of the then current dividend period for such series of non-cumulative preference shares is set aside for payment in full on the next dividend payment date.

If any dividend payable on the non-cumulative preference shares is not paid in full or if a sum is not set aside to provide for such payment in full (in either case for the reasons set forth in clause (ii) of the third paragraph of this subsection), we may not redeem or purchase or otherwise acquire any of our other share capital and may not set aside any sum nor establish any sinking fund for its redemption, purchase or other such acquisition, until such time as dividends have been declared and paid in full in respect of successive dividend periods together aggregating not less than 12 months.

The non-payment of any dividend (in full or in part) by reason of the exercise of the directors’ discretion referred to in clause (i) of the third paragraph of this subsection, shall not prevent or restrict (a) the declaration and payment of dividends on any other series of non-cumulative preference shares or on any non-cumulative preference shares expressed to rank pari passu with the non-cumulative preference shares, (b) the setting aside of sums for the payment of such dividends, (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If dividends are not declared and paid in full on any series of non-cumulative preference shares as a result of the directors’ discretion referred to in clause (i) of the third paragraph of this subsection, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time we have declared and paid in full dividends on such series of non-cumulative preference shares in respect of successive dividend periods together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such preference shares until the dividend in respect of a particular dividend payment date payable on the preference shares to which the directors’ discretion in clause (i) of the third paragraph of this subsection applies has been declared and paid in full.

Subject to existing class rights of shareholders, new preference shares can be issued with such rights and restrictions as the directors may determine.

Changes in Share Capital and Variation of Share Rights

Subject to the provisions of the 2006 Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as we may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine. Subject to the provisions of the 2006 Act, we may issue shares which are, or at our option or the holder are liable, to be redeemed. Subject to the provisions of the 2006 Act and the Articles, unissued shares are at the disposal of the Board.

We may by ordinary resolution: increase our share capital; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; subject to the provisions of the 2006 Act, subdivide our shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the 2006 Act, if at any time our capital is divided into different classes of shares, the rights attached to any class of shares may (unless further conditions are provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not we are being wound up, either with the consent in writing of the holders of three-quarters in-nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of holders of the shares of the class (but not otherwise). To any such separate general meeting the provision of the Articles relating to general meetings will apply, save that:

(i) if at any adjourned meeting of such holders a quorum as defined above is not present, two people who hold shares of the class, or their proxies, are a quorum; and

(ii) any such holder present in person or by proxy may demand a poll. The rights attaching to any class of shares having preferential rights are not, unless otherwise expressly provided by the terms of issue thereof, deemed to be varied by the creation or issue of further shares ranking, as regards participation in our profits or assets, pari passu therewith, but in no respect in priority thereto.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If the directors wish to seek authority to disapply the pre-emption rights in relation to a specific allotment, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i) the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;

(ii) the instrument of transfer is in respect of only one class of share; and

(iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

NatWest Group plc shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences.

Liquidation Rights

If NatWest Group plc is liquidated, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of NatWest Group plc. The liquidator may determine how such division is to be carried out as between members or classes of members. No member shall be compelled to accept any assets on which there is a liability.

Cumulative preference shares

In the event of a return of capital on a winding-up or otherwise, the holders of cumulative preference shares are entitled to receive out of our surplus assets available for distribution amongst the members (i) in priority to the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the arrears of any fixed dividends including the amount of any dividend due for a payment after the date of commencement of any winding-up or liquidation but which is payable in respect of a half-year period ending on or before such date and (ii) pari passu with the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the amount paid up or credited as paid up on such shares together with any premium.

Non-cumulative preference shares

Each non-cumulative preference share will confer on a winding up or liquidation (except (unless otherwise provided by the terms of issue) a redemption or purchase by us of any shares in our capital), the right to receive out of our surplus assets available for distribution amongst the members after payment of the arrears (if any) of the cumulative dividend on the cumulative preference shares and in priority to the holders of the ordinary shares, repayment of the amount paid up or credited as paid up on the non-cumulative preference shares together with any premium paid on issue pari passu with the holders of the cumulative preference shares and together with an amount equal to accrued and unpaid dividends.

Non-voting deferred shares

On a winding-up or other return of our capital, holders of non-voting deferred shares are entitled only to payment of the amounts paid up on the non-voting deferred shares, after repayment to the holders of ordinary shares of the nominal amount paid up on the ordinary shares held by them and payment of £100,000 on each ordinary share.

General

On our winding-up, the liquidator may, with the authority of any extraordinary resolution and any other sanction required by the Insolvency Act 1986 and subject to the rights attaching to any class of shares after payment of all liabilities, including the payment to holders of preference shares, divide amongst the members in specie or kind the whole or any part of our assets or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members and may determine the scope and terms of those trusts. No member shall be compelled to accept any assets on which there is a liability.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in NatWest Group plc may be disregarded.

Pursuant to the 2006 Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the “default shares”), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of NatWest Group plc.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of Shares by NatWest Group plc

Subject to U.K. law (which includes a requirement to obtain shareholder authority), and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavors to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding NatWest Group plc shares or from exercising voting rights attaching to NatWest Group plc shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i) during a period of 12 years ending on date of advertising our intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;

(ii) we have inserted advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of our intention to sell the shares;

(iii) during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and

(iv) if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of NatWest Group plc.

DESCRIPTION OF ORDINARY SHARE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as the depositary, will register and deliver ordinary share ADSs, each representing two NatWest Group plc ordinary shares (or a right to receive two NatWest Group plc ordinary shares) deposited with the London branch of The Bank of New York Mellon, as custodian. Each ordinary share ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s principal executive office and its corporate trust office at which the register will be administered is located at 240 Greenwich Street, New York 10286.

You may hold ordinary share ADSs either (i) directly (a) by having an ordinary share ADR, which is a certificate evidencing a specific number of ordinary share ADSs, registered in your name, or (b) by holding ordinary share ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold ordinary share ADSs directly, you are an ordinary share ADS holder. This description assumes you hold your ordinary share ADSs directly. If you hold the ordinary share ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ordinary share ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and DTC participants.

As an ordinary share ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The depositary will be the holder of the shares underlying your ordinary share ADSs. As a holder of ordinary share ADSs, you will have ordinary share ADS holder rights. The ordinary share ADS deposit agreement among NatWest Group plc, the depositary and you, as an ordinary share ADS holder, and the beneficial owners of ordinary share ADSs sets out ordinary share ADS holder rights as well as the rights and obligations of the depositary. New York law governs the ordinary share ADS deposit agreement and the ordinary share ADSs.

NatWest Group plc may from time to time request owners of ordinary share ADSs to provide information as to (a) the capacity in which such owners own or owned ordinary share ADSs, (b) the identity of any other persons then or previously having a beneficial interest in such ordinary share ADSs and the nature of such interest and various other matters and (c) any other matter where disclosure of such matter is required for compliance with applicable laws and regulations or the articles of association or similar document of NatWest Group plc. Each owner of ordinary share ADSs agrees to provide any information requested by NatWest Group plc or the depositary pursuant to the ordinary share ADS deposit agreement. Each holder consents to the disclosure by the depositary and the owner or any other holder through which it holds ADSs, directly or indirectly, of all information responsive to a request made pursuant to the deposit agreement relating to that holder that is known to that owner or other holder. The depositary agrees to comply with reasonable written instructions received from time to time from NatWest Group plc requesting that the depositary forward any such requests to the owners of ordinary share ADSs and to forward to NatWest Group plc any such requests received by the depositary.

The following is a summary of the material provisions of the ordinary share ADS deposit agreement. For more complete information, you should read the entire ordinary share ADS deposit agreement and the form of American depositary receipt.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of NatWest Group plc ordinary shares your ordinary share ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the NatWest Group plc ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the ordinary share ADS deposit agreement allows the depositary to distribute the foreign currency only to those ordinary share ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ordinary share ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ordinary share ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ordinary share ADSs. It will sell shares which would require it to deliver a fractional ordinary share ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ordinary share ADSs, the outstanding ordinary share ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consultation with NatWest Group plc, make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ordinary share ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ordinary share ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ordinary share ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ordinary share ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. After consultation with NatWest Group plc to the extent practicable, the depositary will send to you anything else NatWest Group plc distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may, after consultation with NatWest Group plc to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ordinary share ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ordinary share ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ordinary share ADS holders. We have no obligation to register ordinary share ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ordinary share ADSs, shares, rights or anything else to ordinary share ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for NatWest Group plc to make them available to you.

Deposit, Withdrawal and Cancellation

The depositary will deliver ordinary share ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the ordinary shares so deposited, the depositary will register the appropriate number of ordinary share ADSs in the names you request and will deliver the ordinary share ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ordinary share ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ordinary share ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ordinary share ADR to the depositary for the purpose of exchanging your ordinary share ADR for uncertificated ordinary share ADSs. The depositary will cancel that ordinary share ADR and will send you a statement confirming that you are the owner of uncertificated ordinary share ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ordinary share ADSs requesting the exchange of uncertificated ordinary share ADSs for certificated ordinary share ADSs, the depositary will execute and deliver to you an ordinary share ADR evidencing those ordinary share ADSs.

Voting Rights

You may instruct the depositary to vote the number of deposited shares your ordinary share ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited shares other than in accordance with the instructions given by the owners and received by the depositary, subject to the laws of the United Kingdom and our articles of association.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible if they fail to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the ordinary share ADS deposit agreement), if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon and copies of materials to be made available to holders of shares in connection with the meeting not less than 45 days in advance of the meeting date.

Fees and Expenses

For:	Persons depositing or withdrawing shares must pay:
• Issuance of ordinary share ADSs, including issuances resulting from a distribution of shares or rights or other property	• $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
• Cancellation of ordinary share ADSs for the purpose of withdrawal, including if the ordinary share ADS deposit agreement terminates	• $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
• Any cash distribution to you	• $0.02 (or less) per ordinary share ADS
• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to holders	• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ordinary share ADSs
• Depositary services	• $0.02 (or less) per ordinary share ADSs per annum
• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares	• Registration or transfer fees
• Cable, telex and facsimile transmissions (when expressly provided in the ordinary share ADS deposit agreement)	• Expenses of the depositary
• Converting foreign currency to U.S. dollars	• Expenses of the depositary
• As necessary	• Taxes and other governmental charges the depositary or the custodian have to pay on any ordinary share ADS or share underlying an ordinary share ADS, for example, stock transfer taxes, stamp duty or withholding taxes
• As necessary	• Any charges incurred by the depositary or its agents for servicing the deposited securities

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ordinary share ADSs or on the deposited securities represented by any of your ordinary share ADSs. The depositary may refuse to register any transfer of your ordinary share ADSs or allow you to withdraw the deposited securities represented by your ordinary share ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ordinary share ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ordinary share ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the nominal or par value of our shares

•	reclassify, split up or consolidate any of the deposited securities

•	distribute securities on the shares that are not distributed to you

•	recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, shares or other securities received by the depositary will become deposited securities. Each ordinary share ADS will automatically represent its equal share of the new deposited securities. The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ordinary share ADRs or ask you to surrender your outstanding ordinary share ADRs in exchange for new ordinary share ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the ordinary share ADS deposit agreement and the ordinary share ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ordinary share ADS holders, it will not become effective for outstanding ordinary share ADSs until 30 days after the depositary notifies ordinary share ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ordinary share ADSs, to agree to the amendment and to be bound by the ordinary share ADRs and the ordinary share ADS deposit agreement as amended.

The depositary will terminate the ordinary share ADS deposit agreement at our direction by mailing notice of termination to the ordinary share ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the ordinary share ADS deposit agreement by mailing notice of termination to us and the ordinary share ADS holders then outstanding if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the ordinary share ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ordinary share ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the ordinary share ADS deposit agreement for the pro rata benefit of the ordinary share ADS holders that have not surrendered their ordinary share ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

The ordinary share ADS deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the ordinary share ADS deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the ordinary share ADS deposit agreement;

•	are not liable if we or it exercises, or fails to exercise, discretion permitted under the ordinary share ADS deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ordinary share ADSs or the ordinary share ADS deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the ordinary share ADS deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ordinary share ADS, make a distribution on an ordinary share ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the ordinary share ADS deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ordinary share ADSs or register transfers of ordinary share ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your Ordinary Share ADRs

You have the right to cancel your ordinary share ADSs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ordinary share ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the ordinary share ADS deposit agreement.

Direct Registration System

In the ordinary share ADS deposit agreement, all parties to the ordinary share ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ordinary share ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ordinary share ADS holder, to direct the depositary to register a transfer of those ordinary share ADSs to DTC or its nominee and to deliver those ordinary share ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ordinary share ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the ordinary share ADS deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ordinary share ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ordinary share ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the ordinary share ADS deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the ordinary share ADS deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•	a discussion of the material U.S. federal, U.K. or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities, dollar preference shares and contingent convertible securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase dollar preference shares, debt securities or contingent convertible securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

expenses

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$92,700
Legal fees and expenses	$135,000
Accountants’ fees and expenses	$79,000
Trustee fees and expenses	$22,000
Miscellaneous	-
Total	$328,700

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, London, United Kingdom will pass upon certain legal matters relating to the securities. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon the validity of the securities under Scots law and certain matters of Scots law relating to the subordination provisions of the securities.

EXPERTS

The consolidated financial statements of NatWest Group plc appearing in NatWest Group plc’s 2020 Annual Report filed with the SEC on Form 20-F (the “2020 20-F”), and the effectiveness of NatWest Group plc’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and NatWest Group plc management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated and registered in Scotland, United Kingdom. Many of our directors and executive officers, and certain experts named in this prospectus, reside outside of the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. The SEC’s website, at http://www.sec.gov, and our website, at https://www.natwestgroup.com/, contain reports and other information in electronic form that we have filed. Except for SEC filings incorporated by reference herein, none of the information on or that can be accessed through our website is part of this prospectus. You may also request a copy of any filings incorporated by reference herein at no cost, by contacting us at Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 (0)131 626 0000.

We will provide the trustee for any debt securities and contingent convertible securities and the ADR depositary for any rights to subscribe for ordinary shares, ordinary shares and dollar preference shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. We will be deemed to have delivered such reports to the trustee or ADR depositary if we have filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities, contingent convertible securities, rights to subscribe for ordinary shares, ordinary shares or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, contingent convertible securities, rights to subscribe for ordinary shares, ordinary shares or dollar preference shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference the following reports, except for any information contained on websites linked in such reports:

•	our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 5, 2021 (File No. 001-10306);

•	our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the three months ended as at March 31, 2021 filed with the SEC on April 29, 2021 (File No. 001-10306);

•	our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the six-months ended and as at June 30, 2021, together with certain other information, filed with the SEC on July 30, 2021 (File No. 001-10306);

•	our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the nine-months ended and as at September 30, 2021, together with certain other information, filed with the SEC on October 29, 2021 (File No. 001-10306);

•	our interim report on Form 6-K relating to the 2021 Bank of England stress test results, filed with the SEC on December 13, 2021 (File No. 001-10306);

•	our interim report on Form 6-K relating to the phased withdrawal from Republic of Ireland and update on the transfer of Ulster Bank Limited business, filed with the SEC on December 17, 2021 (File No. 001-10306);

•	our interim report on Form 6-K relating to NatWest Markets Plc pleading guilty in the United States to spoofing, filed with the SEC on December 21, 2021 (File No. 001-10306).

We also incorporate by reference all subsequent annual reports of NatWest Group plc filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain sections in this prospectus contain ‘forward-looking statements’ as that term is defined in the United States Private Securities Litigation Reform Act of 1995. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words ‘expect’, ‘estimate’, ‘project’, ‘anticipate’, ‘commit’, ‘believe’, ‘should’, ‘intend’, ‘plan’, ‘could’, ‘probability’, ‘risk’, ‘Value-at-Risk (VaR)’, ‘target’, ‘goal’, ‘objective’, ‘may’, ‘endeavor’, ‘outlook’, ‘optimistic’, ‘prospects’ and similar expressions or variations on these expressions.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to: the COVID-19 pandemic and its impact on NatWest Group; future profitability and performance, including financial performance targets (such as RoTE and ROE) and discretionary capital distribution targets; ESG and climate-related targets, including in relation to sustainable financing and financed emissions; planned cost savings; implementation of NatWest Group’s Purpose-led strategy, including in relation to the refocusing of its NatWest Markets franchise and the digitalisation of its operations and services; the timing and outcome of litigation and government and regulatory investigations; the implementation of the Alternative Remedies Package; balance sheet reduction, including the reduction of RWAs; capital, liquidity and leverage ratios and requirements, including CET1 Ratio, RWAes, Pillar 2 and other regulatory buffer requirements and MREL; funding plans and credit risk profile; capitalisation; portfolios; net interest margin; customer loan and income growth and product share; impairments and write-downs, including with respect to goodwill; restructuring and remediation costs and charges; NatWest Group’s exposure to political risk, economic risk, climate, environmental and sustainability risk, operational risk, conduct risk, cyber and IT risk and credit rating risk and to various types of market risk, including interest rate risk, foreign exchange rate risk and commodity and equity price risk; customer experience, including our Net Promotor Score (NPS); employee engagement and gender balance in leadership positions.

These statements are based on current plans, expectations, estimates, targets and projections, and are subject to significant inherent risks, uncertainties and other factors, both external and relating to NatWest Group’s strategy or operations, which may result in NatWest Group being unable to achieve the current plans, expectations, estimates, targets, projections and other anticipated outcomes expressed or implied by such forward-looking statements. In addition, certain of these disclosures are dependent on choices relying on key model characteristics and assumptions and are subject to various limitations, including assumptions and estimates made by management. By their nature, certain of these disclosures are only estimates and, as a result, actual future results, gains or losses could differ materially from those that have been estimated. Accordingly, undue reliance should not be placed on these statements. Forward-looking statements speak only as of the date we make them and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein, whether to reflect any change in our expectations with regard thereto, any change in events, conditions or circumstances on which any such statement is based, or otherwise, except to the extent legally required.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in our Annual Report on Form 20-F for the year ended December 31, 2020 or any of its interim reports filed on Form 6-K incorporated by reference herein, to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

We caution you that a large number of important factors could adversely affect our results or our ability to implement our strategy, cause us to fail to meet our targets, predictions, expectations and other anticipated outcomes or affect the accuracy of forward-looking statements described in this document. These factors include, but are not limited to, those set forth in the risk factors and the other uncertainties described in NatWest Group plc’s Annual Report on Form 20-F for the year ended December 31, 2020 and its other filings with the US Securities and Exchange Commission. The principal risks and uncertainties that could adversely NatWest Group’s future results, its financial condition and prospects and cause them to be materially different from what is forecast or expected, include, but are not limited to: risks relating to the COVID-19 pandemic (including in respect of: the effects on the global economy and financial markets, and NatWest Group’s customers; increased counterparty risk; NatWest Group’s ability to meet its targets and strategic objectives; increased operational and control risks; increased funding risk; future impairments and write-downs); economic and political risk (including in respect of: uncertainty regarding the effects of Brexit; increased political and economic risks and uncertainty in the UK and global markets; changes in interest rates and foreign currency exchange rates; and HM Treasury’s ownership of NatWest Group plc); strategic risk (including in respect of the implementation of NatWest Group’s Purpose-led Strategy, including the re-focusing of the NatWest Markets franchise, the phased withdrawal from the Republic of Ireland and NatWest Group’s ability to achieve its targets); financial resilience risk (including in respect of: NatWest Group’s ability to meet targets and to resume discretionary capital distributions; the competitive environment; counterparty risk; prudential regulatory requirements for capital and MREL; funding risk; changes in the credit ratings; the adequacy of NatWest Group’s resolution plans; the requirements of regulatory stress tests; model risk; sensitivity to accounting policies, judgments, assumptions and estimates; changes in applicable accounting standards; the value or effectiveness of credit protection; and the application of UK statutory stabilisation or resolution powers); climate and sustainability risk (including in respect of: risks relating to climate change and the transitioning to a low carbon economy; the implementation of NatWest Group’s climate change strategy and climate change resilient systems, controls and procedures; increased model risk; the failure to adapt to emerging climate, environmental and sustainability risks and opportunities; changes in ESG ratings; increasing levels of climate, environmental and sustainability related regulation and oversight; and climate, environmental and sustainability related litigation, enforcement proceedings and investigations); operational and IT resilience risk (including in respect of: operational risks (including reliance on third party suppliers); cyberattacks; the accuracy and effective use of data; complex IT systems (including those that enable remote working); attracting, retaining and developing senior management and skilled personnel; NatWest Group’s risk management framework; and reputational risk); and legal, regulatory and conduct risk (including in respect of: the impact of substantial regulation and oversight; compliance with regulatory requirements; the outcome of legal, regulatory and governmental actions and investigations; the replacement of LIBOR, EURIBOR and other IBOR rates; heightened regulatory and governmental scrutiny (including by competition authorities); implementation of the Alternative Remedies Package; and changes in tax legislation or failure to generate future taxable profits).

Table of content

NatWest Group plc

$                          % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20
$                          % Senior Callable Fixed-to-Fixed Reset Rate Notes due 20

$                                      Senior Callable Floating Rate Notes due 20

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PROSPECTUS SUPPLEMENT

(to prospectus dated January 11, 2022)

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Joint Bookrunners and Joint Lead Managers
Goldman Sachs & Co. LLC	J.P. Morgan	NatWest Markets

UBS Investment Bank		Wells Fargo Securities